CHICAGO AND NORTH WESTERN RAILWAY COMPANY

                              SUPPLEMENTAL PENSION PLAN

                        (called the Chicago and North Western
                         Transportation Company Supplemental
                           Pension Plan until May 5, 1994)

                              Amendment and Restatement
                              Effective January 1, 1989
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                                  TABLE OF CONTENTS

          ARTICLE 1. - General  . . . . . . . . . . . . . . . . . . . .   1
               1.1    General . . . . . . . . . . . . . . . . . . . . .   1

          ARTICLE 2. - Definitions  . . . . . . . . . . . . . . . . . .   1
               2.1    "Accrued Benefit" . . . . . . . . . . . . . . . .   1
               2.2    "Actuarial Equivalent"  . . . . . . . . . . . . .   4
               2.3    "Actuary" . . . . . . . . . . . . . . . . . . . .   4
               2.4    "Affiliated Company" or "Affiliated Companies"  .   4
               2.5    "Authorized Leave of Absence" . . . . . . . . . .   4
               2.6    "Average Monthly Compensation"  . . . . . . . . .   4
               2.7    "Beneficiary" . . . . . . . . . . . . . . . . . .   5
               2.8    "Benefit Service" . . . . . . . . . . . . . . . .   5
               2.9    "Board of Directors"  . . . . . . . . . . . . . .   6
               2.10   "Committee" . . . . . . . . . . . . . . . . . . .   6
               2.11   "Commonly Controlled Entity"  . . . . . . . . . .   6
               2.12   "Company" . . . . . . . . . . . . . . . . . . . .   6
               2.13   "Compensation"  . . . . . . . . . . . . . . . . .   6
               2.14   "Continuous Service"  . . . . . . . . . . . . . .   7
               2.15   "Effective Date"  . . . . . . . . . . . . . . . .   8
               2.16   "Employee"  . . . . . . . . . . . . . . . . . . .   8
               2.17   "Employer"  . . . . . . . . . . . . . . . . . . .   8
               2.18   "ERISA" . . . . . . . . . . . . . . . . . . . . .   8
               2.19   "Hour of Service" . . . . . . . . . . . . . . . .   8
               2.20   "Internal Revenue Code" . . . . . . . . . . . . .  10
               2.21   "Normal Retirement Date"  . . . . . . . . . . . .  10
               2.22   "One-Year-Break-in-Service" . . . . . . . . . . .  10
               2.23   "Parental Leave"  . . . . . . . . . . . . . . . .  11
               2.24   "Participant" . . . . . . . . . . . . . . . . . .  11
               2.25   "Pensioner" . . . . . . . . . . . . . . . . . . .  11
               2.26   "Plan"  . . . . . . . . . . . . . . . . . . . . .  11
               2.27   "Plan Year" . . . . . . . . . . . . . . . . . . .  11
               2.28   "Primary Railroad Retirement Benefit" . . . . . .  11
               2.29   "Required Beginning Date" . . . . . . . . . . . .  12
               2.30   "Retirement Benefits" . . . . . . . . . . . . . .  12
               2.31   "Termination of Employment" . . . . . . . . . . .  12
               2.32   "Trust" . . . . . . . . . . . . . . . . . . . . .  13
               2.33   "Trust Agreement" . . . . . . . . . . . . . . . .  13
               2.34   "Trustee" . . . . . . . . . . . . . . . . . . . .  13
               2.35   "Trust Fund"  . . . . . . . . . . . . . . . . . .  13
               2.36   "Vesting Service" . . . . . . . . . . . . . . . .  13

          ARTICLE 3. - Participation  . . . . . . . . . . . . . . . . .  14
               3.1    Participation . . . . . . . . . . . . . . . . . .  14

          ARTICLE 4. - Eligibility for the Amount of Retirement Benefits 15
               4.1    Normal Retirement . . . . . . . . . . . . . . . .  15
               4.2    Early Retirement  . . . . . . . . . . . . . . . .  15
               4.3    Termination with Right to Deferred Pension  . . .  15


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               4.4    Death Benefits Prior to Commencement of
                      Retirement Benefits . . . . . . . . . . . . . . .  16
               4.5    Reduction for Other Pensions  . . . . . . . . . .  16
               4.6    Changes in Railroad Retirement Benefits . . . . .  17
               4.7    Special Early Retirement Benefits . . . . . . . .  17
               4.8    No Duplication of Benefits  . . . . . . . . . . .  21
               4.9    Payment of Profit Sharing Plan Benefits . . . . .  21

          ARTICLE 5. - Form and Payment of Retirement Benefits  . . . .  22
               5.1    Normal Period of Payment  . . . . . . . . . . . .  22
               5.2    Facility of Payment . . . . . . . . . . . . . . .  24
               5.3    Effect of Return of Benefit Checks  . . . . . . .  24
               5.4    Effect of Continuing in or Resuming Employment  .  24
               5.5    Commencement of Benefits  . . . . . . . . . . . .  25
               5.6    Spousal Consents  . . . . . . . . . . . . . . . .  25
               5.7    Eligible Rollover Distributions . . . . . . . . .  26
               5.8    Deduction of Taxes from Amounts Payable and
                      Mandatory Withholding on Certain Eligible Rollover
                      Distributions . . . . . . . . . . . . . . . . . .  27

          ARTICLE 6. - Plan Financing . . . . . . . . . . . . . . . . .  28
               6.1    Funding Policy  . . . . . . . . . . . . . . . . .  28
               6.2    Contributions . . . . . . . . . . . . . . . . . .  28
               6.3    Forfeitures . . . . . . . . . . . . . . . . . . .  28
               6.4    Exclusive Benefit of Participants . . . . . . . .  28
               6.5    Benefits Payable Only From Trust Fund . . . . . .  29

          ARTICLE 7. - Administration . . . . . . . . . . . . . . . . .  29
               7.1    Board of Directors Duties . . . . . . . . . . . .  29
               7.2    Committee Membership  . . . . . . . . . . . . . .  29
               7.3    Committee Structure . . . . . . . . . . . . . . .  30
               7.4    Committee Actions . . . . . . . . . . . . . . . .  30
               7.5    Committee Duties  . . . . . . . . . . . . . . . .  30
               7.6    Committee Liability . . . . . . . . . . . . . . .  31
               7.7    Committee Bonding . . . . . . . . . . . . . . . .  31
               7.8    Allocations and Delegations of Responsibility . .  31
               7.9    Information to Be Supplied by Employers . . . . .  32
               7.10   Validity of Records . . . . . . . . . . . . . . .  32
               7.11   Fiduciary Capacity  . . . . . . . . . . . . . . .  32
               7.12   Company as Agent  . . . . . . . . . . . . . . . .  32
               7.13   Fiduciary as Participant  . . . . . . . . . . . .  32
               7.14   Fiduciary Responsibility  . . . . . . . . . . . .  33

          ARTICLE 8. - Claims Procedure . . . . . . . . . . . . . . . .  33
               8.1    Initial Claim for Benefits  . . . . . . . . . . .  33
               8.2    Review of Claim Denial  . . . . . . . . . . . . .  34

          ARTICLE 9. - Trustee and Trust Fund . . . . . . . . . . . . .  35
               9.1    Trust Agreement . . . . . . . . . . . . . . . . .  35
               9.2    Selection of Trustee  . . . . . . . . . . . . . .  35
               9.3    Trustee's Duties  . . . . . . . . . . . . . . . .  35
               9.4    Trust Income  . . . . . . . . . . . . . . . . . .  35

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               9.5    Expenses  . . . . . . . . . . . . . . . . . . . .  35
               9.6    Trust Entity  . . . . . . . . . . . . . . . . . .  35

          ARTICLE 10. - Affiliated Companies  . . . . . . . . . . . . .  36
               10.1   Procedure for Adoption  . . . . . . . . . . . . .  36
               10.2   Termination by Affiliated Company . . . . . . . .  36

          ARTICLE 11. - Amendment and Termination . . . . . . . . . . .  36
               11.1   Amendments  . . . . . . . . . . . . . . . . . . .  36
               11.2   Termination . . . . . . . . . . . . . . . . . . .  37
               11.3   Disposition of Fund on Termination  . . . . . . .  37
               11.4   Disposition Medium  . . . . . . . . . . . . . . .  37

          ARTICLE 12. - Top Heavy Provisions  . . . . . . . . . . . . .  37
               12.1   Application . . . . . . . . . . . . . . . . . . .  37
               12.2   Special Top Heavy Definitions . . . . . . . . . .  38
               12.3   Special Top Heavy Provisions  . . . . . . . . . .  46

          ARTICLE 13. - Miscellaneous Provisions  . . . . . . . . . . .  51
               13.1   Non-Alienation of Benefits  . . . . . . . . . . .  51
               13.2   Qualified Domestic Relations Order  . . . . . . .  51
               13.3   No Contract of Employment . . . . . . . . . . . .  53
               13.4   Termination of Employment on Retirement . . . . .  54
               13.5   Limitation on Vesting . . . . . . . . . . . . . .  54
               13.6   No Duplication of Benefit . . . . . . . . . . . .  54
               13.7   Temporary Limitations on Retirement Benefits
                      Payable to Highly Compensated Participants  . . .  54
               13.8   Maximum Pensions  . . . . . . . . . . . . . . . .  57
               13.9   Limitation on Liability . . . . . . . . . . . . .  60
               13.10  Small Pensions  . . . . . . . . . . . . . . . . .  61
               13.11  Company Merger  . . . . . . . . . . . . . . . . .  61
               13.12  Plan Merger . . . . . . . . . . . . . . . . . . .  61
               13.13  Invalidity of Certain Provisions  . . . . . . . .  61
               13.14  Headings  . . . . . . . . . . . . . . . . . . . .  61
               13.15  Uniform and Non-Discriminatory Treatment  . . . .  61


















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                              CHICAGO AND NORTH WESTERN

                                   RAILWAY COMPANY

                              SUPPLEMENTAL PENSION PLAN


                                      ARTICLE 1.

                                       General

               1.1 General. The Chicago and North Western Railway Company Supplemental Pension Plan (called the Chicago and North Western Transportation Company Supplemental Pension Plan until May 5, 1994) (the "Plan") established, effective July 1, 1979, as from time to time amended is hereby amended and restated as herein set forth effective January 1, 1989. The purpose of the Plan is to provide Employees with a supplement to retirement benefits from the Chicago and North Western Railway Company Profit Sharing and Retirement Savings Program (called the Chicago and North Western Transportation Profit Sharing and Retirement Savings Program until May 5, 1994) and Railroad Retirement to assure retirement benefits of at least a specified minimum level. The provisions of the Plan as herein amended and restated shall apply to an Employee who terminates employment on or after January 1, 1989 and shall not apply to any person not in the active employment of an Employer on or after January 1, 1989 except as specifically provided herein. For purposes of this Article l.l, a person receiving benefits under the Chicago and North Western Railway Company Salary Continuance Plan (called the Chicago and North Western Transportation Company Salary Continuance Plan until May 5, 1994) shall be treated as in the active employment of an Employer, and a person receiving benefits under the Chicago and North Western Railway Company Long Term Disability Plan (called the Chicago and North Western Transportation Company Long Term Disability Plan until May 5,
          1994) shall not be treated as in the active employment of an Employer.


                                      ARTICLE 2.

                                     Definitions

               The following terms shall have the meaning set forth below, unless the context clearly indicates otherwise:

               2.1 "Accrued Benefit" means a monthly amount payable to a Participant commencing on or after his Normal Retirement Date in the form of a single life annuity were the Participant to have a Termination of Employment on the determination date, considering Compensation and Benefit Service prior to Termination of Employment, equal to (a) reduced by (b), (c), (d) and subject to
          (e) below, and as further reduced under Articles 4.5 and 5.4:

                     (a) 1-1/2% of the Employee's Average Monthly Compensation multiplied by the Employee's years of Benefit Service (up to a maximum of 40 years).

                     (b) 87-1/2% of the Employee's Primary Railroad Retirement Benefit, (1) if the Participant has at least 15 years of Vesting Service, and (2) if the Participant has less than 15 years of Vesting Service, 87-1/2% of the Participant's Primary Railroad Retirement Benefit multiplied by a fraction, the numerator of which is the Participant's years of Vesting Service and the denominator of which is 15. Furthermore, in the case of a person who has a Termination of Employment prior to age 65, the amount described in this
               Article 2.1(b) shall be equal to the amount described in this Article 2.1(b), determined on the basis of the years of Vesting Service the Employee would have if he remained employed until age 65, multiplied by a fraction, the numerator of which is the Employee's years of Vesting Service as of the date of Termination of Employment, and the denominator of which is the years of Vesting Service the Employee would have if the Employee remained employed until age 65.

                     (c) The Actuarial Equivalent, in the form of an annuity payable to the Participant for life commencing on the Participant's Normal Retirement Date or Termination of Employment if later, equal to the sum of (i) and (ii) below, determined as of the earlier of the Participant's Normal Retirement Date or Termination of Employment for those who terminate on or before Normal Retirement Date, and at the Termination of Employment for those who terminate after Normal Retirement Date:

                     (i) The vested part of the Employee's Employer Contribution Account under the Chicago and North Western Railway Company Profit Sharing and Retirement Savings Program (called the Chicago and North Western Transportation Company Profit Sharing and Retirement Savings Program until May 5, 1994)(the "Profit Sharing Plan").

                     (ii) The additional vested amount which would have been in the Employee's Employer Contribution Account under the Profit Sharing Plan (excluding any amount credited with respect to service for a non-railroad employer) had the Employee made Employee Matched Contributions, Employee Elected Matched Contributions and Post-1986 Employee Matched Contributions, as applicable for the Plan Year, to the Profit Sharing Plan (excluding any income with respect to amounts credited with respect to service for a non-railroad employer) in the maximum amount permitted under the

                     Profit Sharing Plan for each year during which he was a Participant, determined by assuming that such additional amounts would have consisted of an amount that was the same percentage of the Participant's Employee Matched Contributions, Employee Elected Matched Contributions and Post-1986 Employee Matched Contributions, as applicable under the Profit Sharing Plan for each such year as Participants in the Profit Sharing Plan actually received in each such year, plus an amount equal to a participation in earnings, gains and losses for each year equal to the average annual earnings, gains and losses of all assets of the Profit Sharing Plan for each year.

                           If an Employee has made any withdrawal under
                     subsection 5.4 of the Profit Sharing Plan or has, prior to the determination date, received a distribution from the Profit Sharing Plan, the additional amount described in Article 2.1(c)(ii) shall also include the additional amounts which would have been in the Employee's Employer Contribution Account if the Employee had not made such withdrawal or received such distribution (including both (1) the amount of any Employer contributions and Remainders the Employee would have had added to his Employer Contribution Account for the period subsequent to the withdrawal during which the Employee was ineligible to make Employee Elected Matched Contributions, Employee Matched Contributions or Post-1986 Employee Matched Contributions to the Profit Sharing Plan and (2) any amounts withdrawn or distributed from the Employee's Employer Contribution Account under the Profit Sharing
                     Plan) determined by assuming that such additional amounts would have participated in earnings, gains and losses for each year equal to the average annual earnings, gains and losses of the Profit Sharing Plan for each year.

                     (d) The Actuarial Equivalent, in the form of an annuity payable to the Participant for life commencing on the Participant's Normal Retirement Date, or Termination of Employment, if later, of the sum of the vested part of the Participant's Profit Sharing Excess Benefit Account under the Chicago and North Western Railway Company Excess Benefit Retirement Plan (called the Chicago and North Western Transportation Company Excess Benefit Retirement Plan until May 5, 1994) ("Excess Benefit Plan") and the vested part of the Participant's Profit Sharing Executive Retirement Benefit Account under the Chicago and North Western Railway Company Executive Retirement Plan (called the Chicago and North Western Transportation Company Executive Retirement Plan until May 5, 1994) ("Executive Retirement Plan").

                     (e)   (i)   If the Participant's Termination of
                           Employment occurs after he qualifies for a Normal Retirement Pension in accordance with
                           Article 4.2, the amounts under Articles
                           2.1(c)(i), 2.1(c)(ii) and 2.1(d) shall be valued as of the Valuation Date or Accounting Date immediately preceding the date of his Termination of Employment, excluding the Participant's share of Employer contributions and Remainders, if any, in the Profit Sharing Plan, the Excess Benefit Plan, and the Executive Retirement Plan, for the year in which such termination occurs; and

                           (ii)  If the Participant's Termination of
                           Employment occurs before he qualifies for a Normal Retirement Pension in accordance with
                           Article 4.1 or an Early Retirement Pension in accordance with Article 4.2, the amounts under Articles 2.1(c)(i), 2.1(c)(ii) and 2.1(d) shall be valued as of the Valuation Date or Accounting Date immediately following the date of his Termination of Employment increased by the Participant's share of Employer contributions and Remainders, if any, in the Profit Sharing Plan, the Excess Benefit Plan, and the Executive Retirement Plan, for the year in which such Termination of Employment occurs.

               2.2 "Actuarial Equivalent" means a benefit having the same value as the benefit which it replaces, as determined by, or with the advice of, the Actuary, using generally accepted actuarial methods and assumptions as provided in Appendix I.

               2.3 "Actuary" means the individual actuary or firm of actuaries selected by the Committee to provide actuarial services in connection with the administration of the Plan.

               2.4 "Affiliated Company" or "Affiliated Companies" means any corporation or other trade or business in which the Company directly or indirectly owns more than 50 percent of voting control.

               2.5 "Authorized Leave of Absence" means any absence authorized by the Employer under the Employer's personnel practices granted in a non-discriminatory manner.

               2.6 "Average Monthly Compensation" means the average of the Compensation received by the Employee while an Employee for a period of employment for which he received Benefit Service under
          Article 2.8 during the 60 consecutive full calendar months immediately preceding the Participant's Termination of Employment divided by 60, as determined in accordance with rules of uniform application established by the Committee from time to time. For purposes of this Article 2.6 calendar years and calendar months immediately preceding a Termination of Employment and immediately following a reemployment shall be treated as consecutive. If an Employee has less than 60 such months, the average shall be based upon the Employee's total compensation for such months divided by the Employee's number of such months.

               2.7 "Beneficiary" means any person other than a Participant entitled to benefits under the terms of the Plan.

               2.8 "Benefit Service" means an Employee's Vesting Service, provided that:

                     (a) Not more than 40 years of Benefit Service may be credited to a Participant;

                     (b) Any of the provisions herein to the contrary notwithstanding, an Employee shall be credited with Benefit Service for Vesting Service through the last day he is an Employee but shall not be credited with Benefit Service for Vesting Service earned after ceasing to be an Employee unless he again becomes an Employee;

                     (c) An Employee shall not receive Benefit Service for any time period during which the Employee was receiving benefits under the Chicago and North Western Railway Company Long Term Disability Plan (called the Chicago and North Western Transportation Company Long Term Disability Plan until May 5, 1994) ("Long Term Disability Plan");

                     (d) With respect to person's period (or periods) of employment by an Employer or a Commonly Controlled Entity during which the person was not an Employee, the amount of Benefit Service credited for Vesting Service with respect to such period (or periods) of employment both (1) for any such period (or periods) of employment after the Effective Date, and (2) for any person who was not an Employee on the Effective Date, for any such period (or periods) of employment shall be limited to a maximum of five (5) years;

                     (e) A person who becomes an Employee on or after May 1, 1980, except as provided in Article 2.8(f), shall not be credited with Benefit Service for Vesting Service earned for Continuous Service while not an Employee except that portion of such Vesting Service equal to such Vesting Service multiplied by a fraction, the denominator of which is the number of years from the date such person became an Employee until the later of his Normal Retirement Date or Termination of Employment, and the numerator of which is such person's years of Benefit Service earned for Continuous Service while an Employee;

                     (f) A person who, on or after January 1, 1980, becomes an Employee by virtue of an Employer acquiring personnel and/or operations of any other corporation, trade or business, shall receive credit for service as Benefit Service prior to the date of such acquisition only if, and to the extent, the Board of Directors so provides; and

                     (g) A person who has a Parental Leave shall not receive Benefit Service for periods of such leave.

               2.9 "Board of Directors" means the board of directors of the Company.

               2.10  "Committee" means the committee appointed pursuant to
          Article 7.1 to administer the Plan.

               2.11 "Commonly Controlled Entity" means a corporation, trade or business if it and an Employer are members of a controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code, under common control as defined under
          Section 414(c) of the Internal Revenue Code, members of an affiliated service group as defined in Section 414(m) or members of a group required to be aggregated under Section 414(o) of the Internal Revenue Code; provided, however, that solely for the purposes of Article 12.2(g) and of Section 12.2(q) when used in the provisions pertaining to Maximum Pensions set forth in
          Article 13.8, the standard of control under Sections 414(b) and 414(c) of the Internal Revenue Code shall be deemed to be "more than 50%" rather than "at least 80%."

               2.12 "Company" means the Chicago and North Western Railway Company (called the Chicago and North Western Transportation Company until May 5, 1994) or any successor corporation by merger, consolidation, purchase or otherwise, which elects to adopt the Plan and the Trust.

               2.13 "Compensation" means the total compensation paid to an Employee by an Employer, determined on accrual basis, for services rendered to the Employer for the period of time he is an Employee each Plan Year as reportable on federal income tax withholding Form W-2 (including pay under the Company's Salary Continuance Plan), increased by the Employee's Employee Elected Matched Contributions and Employee Elected Unmatched Contributions, if any, made under the terms of the Profit Sharing Plan, attributable to compensation other than bonuses and incentive compensation, but excluding any income from stock options or stock appreciation rights benefits (including any buyouts of option rights by the Company or a Commonly Controlled Entity), any relocation expenses, bonuses, incentive

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
          compensation, deferred or contingent compensation or any non cash compensation reportable on Form W-2. While receiving benefits under the Chicago and North Western Railway Company Salary Continuance Plan (called the Chicago and North Western Transportation Company Salary Continuance Plan until May 5, 1994) (the "Salary Continuance Plan"), an Employee shall be treated as receiving Compensation equal to his rate of pay, increased by the Employee's Employee Elected Matched Contributions and Employee Elected Unmatched Contributions, if any, made under the terms of the Profit Sharing Plan, attributable to compensation other than bonuses and incentive compensation, in effect at the time he first started receiving such benefits. However, solely for the purposes of determining the limitations under Article 13.8 and for purposes of Article XII, Compensation means the total compensation paid to the Participant by an Employer for the Plan Year, excluding any Employee Elected Matched Contributions, Employee Elected Unmatched Contributions benefits under the Plan or any other qualified plan described in Section 401(a) of the Internal Revenue Code, or other deferred compensation, stock options, and any other distribution which receives special tax benefit. Except for purposes of Article 13.8, the amount of compensation taken into account for any Plan Year pursuant to
          Article 2.13 shall not exceed $200,000 for Plan Years beginning on or after January 1, 1989 and before January 1, 1994, and $150,000 for Plan Years beginning on or after January 1, 1994, adjusted for subsequent years in accordance with Internal Revenue Code Section 415(d)) (collectively referred to as the "Compensation Cap"). In determining the Compensation of a Participant for purposes of this Compensation Cap, the family member attribution rules of Section 414(q)(6) of the Internal Revenue Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the end of the Plan Year.

               2.14 "Continuous Service" means the years and fractions of years of an Employee's last period of employment by an Employer (or a Commonly Controlled Entity), measured from the date of employment to the date of Termination of Employment (excluding, for periods before January 1, 1988, any employment subsequent to the Employee's Normal Retirement Date); provided that,

                     (a) if an Employee who has a Termination of Employment resumes employment with an Employer or a Commonly Controlled Entity prior to his having a One-Year-Break-in-Service, such Termination of Employment shall be disregarded and his employment shall be treated as continuous through the date he so resumes his employment. Continuous Service shall also include any other employment for any other employer or employers which is treated for purposes of benefits under the Railroad Retirement Act as continuous service with an Employer;

                     (b) any such service (i) for all purposes in the case of service not for an Employer or Commonly Controlled Entity and (ii) for all purposes except Vesting Service in the case of service for an Employer or a Commonly Controlled Entity with respect to a person who was not an Employee on January 1, 1979 or which occurs after the Effective Date during which service such person was a member of a collective bargaining unit represented by a collective bargaining agent which was subject to a collective bargaining agreement shall be limited to not more than 5 years, and, provided further that the Employee provides the Committee with (1) a statement from such employer or employers as to the amount of such service and the amount of the retirement benefits attributable to such service to which the Employee becomes entitled, or if none, a statement to that effect or (2) such other evidence as the Committee in its discretion may determine to be acceptable; and

                     (c) a person who becomes an Employee by virtue of an Employer acquiring personnel and/or operations of another corporation, trade or business on or after January 1, 1980 shall be credited with Continuous Service for service not with an Employer, an Affiliated Company or a Commonly Controlled Entity prior to the date of such acquisition only if, and to the extent, provided by the Board of Directors.

               2.15  "Effective Date" means January 1, 1989.

               2.16 "Employee" means any employee of an Employer (i) whose rate of pay is not negotiated under a collective bargaining agreement, or (ii) whose fringe benefits are not negotiated under a collective bargaining agreement, excluding leased employees as defined in Section 414(n)(2) of the Internal Revenue Code and non-resident aliens employed by an Employer and rendering service to an Employer outside of the United States.

               2.17 "Employer" means the Company or any Affiliated Company which, pursuant to the provisions of Article 10.1, has adopted the Plan.

               2.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

               2.19 "Hour of Service" means each hour for which an Employee or a leased employee, as defined in Section 416(i) of the Internal Revenue Code, is paid, or entitled to payment, or receives earned income from an Employer or a Commonly Controlled
          Entity:

                     (a)   for performance of duties;

                     (b) on account of a period of time during which no duties were performed, provided that except as herein otherwise expressly provided, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duty, and provided that no Hours of Service shall be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or for reimbursement of medical expenses; and

                     (c) for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer; provided that Hours of Service credited under (a) or (b) shall not be credited under (c).

               Hours of Service credited to a Participant for the performance of duties will be credited to the computation period in which the duties are performed. The determination of Hours of Service for reasons other than the performance of duties shall be made in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(b), and Hours of Service shall be credited to the computation periods to which the award or agreement pertains. Except in the case of an Authorized Leave of Absence, not more than 501 Hours of Service shall be credited for any continuous period during which an employee performs no duty or, in the case of service required to be credited for payments of back pay awarded or agreed to, for a period during which an employee did not or would not have performed duties.

               To the extent not credited above, for periods of Authorized Leave of Absence an Employee shall be credited with a number of Hours of Service for each week of such Authorized Leave of Absence equal to the Employee's weekly average number of Hours of Service for the six-week period immediately preceding such Authorized Leave of Absence.

               To the extent not credited above, for periods of absence from work on account of Parental Leave, as defined in Section 2.23, and solely for the purposes of determining whether he has a One Year Break In Service and not for other purposes, an Employee shall be credited with

                           (1) the Hours of Service which normally would have been credited to such individual but for the Parental Leave, or

                           (2) 8 Hours of Service per day of such absence if the Plan is unable to determine the Hours of Service which would have been credited to such individual but for the Parental Leave.

               An Employee's Hours of Service for absence on account of Parental Leave shall not exceed the lesser of (1) 501 Hours of Service or (2) the number of Hours of Service needed to prevent a One Year Break In Service in the period specified in the following sentence. Such Hours of Service, if any, shall be credited to the Plan Year in which absence because of a Parental Leave commenced except that if such Hours of Service are not needed to prevent a One Year Break In Service in the Plan Year in which the absence because of Parental Leave commenced and if such Parental Leave continues into a subsequent Plan Year, the Hours of Service shall be credited to the subsequent Plan Year.

               For purposes of this Section 2.19 and for Section 12.2(j) "One Year Break In Service" means a Plan Year within which an Employee completes not more than 500 Hours of Service.

               The following Service Equivalencies shall be applied to credit each salaried Employee with the number of Hours of Service which correspond to the payroll period of the Employee for each payroll period of the Employee for which the Employee receives or is entitled to receive any compensation:

                   Payroll Period       Hours of Service Credited

                   Daily                            10
                   Weekly                           45
                   Semi-Monthly                     95
                   Monthly                         190

               2.20 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code; if there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

               2.21 "Normal Retirement Date" means the day on which a person attains age 65.

               2.22 "One-Year-Break-in-Service" means a 12-consecutive month period commencing with an Employee's Termination of Employment or with the termination of a prior consecutive One-Year-Break-in-Service, as applicable, within which Employee is not employed by an Employer or a Commonly Controlled Entity, excluding any period of time during which the Employee is receiving benefits under the Company's Long Term Disability Plan; provided that an Employee who is absent from work on account of Parental Leave and who remains absent shall not be deemed to have had a One-Year-Break-in-Service or the first in a series of consecutive One-Year-Breaks-in-Service, as applicable, until the earlier of the third anniversary of the first date the absence on account of such Parental Leave commenced or the date twelve months after the Parental Leave otherwise concludes if the Parental Leave concludes without the Participant returning to work with an Employer or Commonly Controlled Entity.

               2.23 "Parental Leave" means a period during which an individual is absent from work for any period:

                     (a)   by reason of the pregnancy of the individual,

                     (b) by reason of the birth of a child of the individual,

                     (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

                     (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

                     An absence from work shall not be a Parental Leave unless the individual furnishes the Committee such timely information as may reasonably be required to establish that the absence from work was for one of the reasons specified above and the number of days for which there was such an absence. Nothing contained herein shall be construed to establish an Employer policy of treating a Parental Leave as an Authorized Leave of Absence.

               2.24 "Participant" means each Employee who is participating in the Plan pursuant to the provisions of Article III.

               2.25 "Pensioner" means a person who, by virtue of having been a Participant in the Plan, is receiving Retirement Benefits.

               2.26 "Plan" means the Chicago and North Western Railway Company Supplemental Pension Plan (called the Chicago and North Western Transportation Company Supplemental Pension Plan until May 5, 1994), as herein set forth, and as hereafter from time to time amended.

               2.27  "Plan Year" means the calendar year.

               2.28 "Primary Railroad Retirement Benefit" means the estimated monthly amount (based upon actual change in the average wages from year to year as determined by the Social Security Administration) available at age 65 for the benefit of a retired Employee (excluding the supplemental annuity and excluding any benefit available on behalf of a spouse or other dependent) under the provisions of the Federal Railroad Retirement Act (including both Tiers I and II) in effect on the date of his Termination of Employment; provided that within a reasonable time following the later of his Termination of Employment and the time when a Participant is notified of the benefit to which he is entitled, the Participant may provide documentation of his actual salary history to the Committee and if he does so and if the Committee determines that such documentation is sufficient, the Participant's actual salary history shall be used to determine the amount of his Primary Railroad Retirement Benefit. If an Employee has a Termination of Employment prior to age 65, the amount shall be based upon the assumption that the Employee will receive, until reaching age 65, compensation which would be treated as wages for purposes of the Railroad Retirement Act at the same rate as he received such compensation at the time of Termination of Employment.

               2.29 "Required Beginning Date" means (a) for an employee who attains age 70-1/2 after December 31, 1987, April 1 (but not before April 1, 1988) of the calendar year following the calendar year in which a Participant reaches age 70-1/2, (b) for an employee who attains age 70-1/2 before January 1, 1988, and who, with respect to the Plan Year ending in the calendar year in which he attains age 70-1/2, is not a five percent (5%) owner of the Employer (as determined under Internal Revenue Code Section 416(i)), April 1 of the calendar year following the later of the calendar year in which he attains the age of 70-1/2 or in which he has a Termination of Employment, and (c) for an employee who attains age 70-1/2 before January 1, 1988 and who, with respect to the Plan Year ending in the calendar year in which he attains age 70-1/2 is a five percent (5%) owner of the Employer, April 1 of the calendar year following the later of (1) the calendar year in which the employee attains age 70-1/2 or (2) the earlier of
          (A) the calendar year with or within which ends the plan year in which the employee becomes a 5 percent (5%) owner, or (B) the calendar year in which the employee retires.

               2.30 "Retirement Benefits" means the benefits payable to a Participant and, if applicable, the Participant's surviving spouse under the provisions of the Plan.

               2.31 "Termination of Employment" occurs upon the earliest to occur of the following:

                     (a) an Employee leaves the employ of an Employer for any reason;

                     (b) an Employee fails to report to work within 15 calendar days of notice of recall to work from layoff;

                     (c) an Employee fails to report for work at the termination of an Authorized Leave of Absence; or

                     (d)   an Employee is absent due to layoff or
               disability, or both, which continues for more than one year

               (e.g. an Employee shall not be treated as having had a Termination of Employment while receiving benefits under the Company's Salary Continuance Plan (which provides disability benefits for up to one year), but an Employee shall be treated as having a Termination of Employment upon becoming eligible to receive benefits under the Company's Long Term Disability Plan (under which benefits commence after an Employee has been disabled for a consecutive year period)).

               Transfers of employment by an Employee from an Employer to another Employer, an Affiliated Company or Commonly Controlled Entity, or from one Affiliated Company or Commonly Controlled Entity to another Affiliated Company, a Commonly Controlled Entity or to an Employer, shall not constitute a Termination of Employment of such Employee for purposes of the Plan. Continuous Service shall not be considered to have been broken by absence of any Employee due to his having entered the Armed Forces or Merchant Marine of the United States and who has reemployment rights under the law and complies with requirements of the law as to reemployment and is reemployed.

               2.32 "Trust" means the legal entity resulting from the agreement between Company and the Trustee and any amendment thereto, by which Employer Contributions shall be received, held, invested and distributed to or for the benefit of Participants and Beneficiaries.

               2.33 "Trust Agreement" means the agreement between the Company and the Trustee establishing the Chicago and North Western Railway Company Supplemental Pension Trust (called the Chicago and North Western Transportation Company Supplemental Pension Trust until May 5, 1994) and any amendments thereto.

               2.34 "Trustee" means the bank or trust company which shall accept the appointment to execute the duties of the Trustee as set forth in the Trust Agreement.

               2.35 "Trust Fund" means any property, real or personal, received by the Trustee, plus all income and gains and less losses, expenses and distributions chargeable thereto.

               2.36 "Vesting Service" means the sum of a Participant's periods of Continuous Service, provided that:

                     (a) If a Participant has a One-Year-Break-In-Service, the period of Continuous Service prior to the One-Year-Break-In-Service shall be excluded until the Participant has completed one year of Continuous Service after the One-Year-Break-In-Service;

                     (b) If a Participant had no vested interest in his Accrued Benefit prior to a One-Year-Break-In-Service and

               (1) effective for Plan Years commencing before January 1, 1985, if the number of consecutive One-Year-Breaks-In-Service equals or exceeds the number of years of Vesting Service before the One-Year-Break-In-Service and
               (2) effective for Plan Years commencing after December 31, 1984, if the Participant's number of consecutive One-Year-Breaks-In-Service equals or exceeds the Participant's number of years of Vesting Service before a period of five consecutive One-Year-Breaks-In-Service, Vesting Service earned prior to the One-Year-Break-In-Service or five consecutive One-Year-Breaks-In-Service, as applicable, shall be excluded; provided that a Participant's Vesting Service which could not be disregarded as of December 31, 1984 under the rule stated in Section 2.36(b)(1) shall be disregarded only if it is disregarded under the rule stated in Section 2.36(b)(2);

                     (c) A person who becomes an Employee on or after May 1, 1980, except as provided in Article 2.36(d), for all purposes hereunder except for purposes of determining Benefit Service pursuant to Article 2.8, shall not be credited with Vesting Service for Continuous Service except Continuous Service with an Employer, an Affiliated Company or a Commonly Controlled Entity;

                     (d) A person who becomes an Employee by virtue of an Employer's acquisition of personnel and/or operations of another corporation, trade or business on or after January 1, 1980 shall be credited with Vesting Service for service not with an Employer, Affiliated Company or a Commonly Controlled Entity prior to such acquisition only if, and to the extent, the Board of Directors shall provide; and

                     (e) If a Participant has a Parental Leave which continues for more than one year, periods of such Parental Leave after the first anniversary of the date the leave commenced shall not be counted as Vesting Service.


                                      ARTICLE 3.

                                    Participation

               3.1 Participation. Each Employee shall be a Participant in the Plan for so long as he remains an Employee, and each Participant (i) who has completed at least five (5) years of Vesting Service or who, if the Plan is a Top Heavy Plan, has a vested interest pursuant to Article 12.3(b) and (ii) who has an undistributed Accrued Benefit shall continue to be a Participant after ceasing to be an Employee until he becomes a Pensioner or he dies. Notwithstanding the foregoing, any person who becomes an Employee by virtue of an acquisition by an Employer of personnel and/or operations of any corporation, trade or business on or after January 1, 1980 shall not become a Participant, unless and until the Board of Directors shall so provide.


                                      ARTICLE 4.

                  Eligibility for the Amount of Retirement Benefits

               4.1 Normal Retirement. A person who has reached Normal Retirement Date, who either is an Employee or is otherwise employed by an Employer or by an Affiliated Company or Commonly Controlled Entity shall be entitled to a Normal Retirement Pension equal to his Accrued Benefit upon Termination of Employment and proper application in accordance with Article 8.1. Such pension shall commence with the first full calendar month following such Termination of Employment if application for benefits is made not earlier than 90 days prior to such Termination of Employment and not later than the close of first full calendar month following such Termination of Employment; otherwise, it shall commence with any subsequent calendar month in which application is made (including payments without interest for each month preceding the month benefits commence for each month starting with the first full month following such Termination of Employment).

               4.2   Early Retirement.  An Employee who has at least five
          (5) years of Vesting Service or a former Employee entitled to benefits under 4.3 who has had a Termination of Employment may, at his election, become eligible for an Early Retirement Pension on the first day of any calendar month following his 60th birthday and prior to his Normal Retirement Date in the amount of his Accrued Benefit reduced to its Actuarial Equivalent, upon proper application in accordance with Article 8.1. Such pension shall commence the first day of the later of the first full calendar month following such Termination of Employment or the month in which he attains age 60 if application for benefits is made not earlier than 90 days prior to such month and not later than the close of such month; otherwise, it shall commence with any subsequent calendar month commencing within 90 days after the month in which application is made.

               4.3 Termination with Right to Deferred Pension. An Employee with at least five (5) years of Vesting Service or, if the Plan is a Top Heavy Plan, with a vested interest in his Accrued Benefit pursuant to Article 12.3(b) who has a Termination of Employment for any reason prior to his Normal Retirement Date, and who has not fulfilled the requirements of Article 4.1 or 4.2, shall upon proper application in accordance with Article 8.1 be entitled to a Deferred Pension (unless thereafter he shall elect an Early Retirement Pension under Article 4.2) in the amount of his Accrued Benefit. Such pension shall commence with the later of (i) the first full calendar month following the former Employee's Normal Retirement Date, or (ii) the calendar month in which he makes application for such pension (including payments without interest for each full calendar month following his Normal Retirement Date) unless he elects an Early Retirement Pension under Article 4.2.

               4.4   Death Benefits Prior to Commencement of Retirement
          Benefits.

                     (a)   Qualification for Death Benefit.  If a
               Participant dies prior to the commencement of his Retirement Benefits and, at the date of the Participant's death, the Participant (i) has completed not less than five (5) years of Vesting Service or, if the Plan is a Top Heavy Plan, has a vested interest in his Accrued Benefit pursuant to
               Article 12.3(b) and, in the case of a Participant who died before August 23, 1984, had remained as an Employee until at least age 60, and (ii) is survived by a spouse to whom the Participant has been married for not less than one year, the Participant's spouse shall receive a Surviving Spouse's Pension under Article 4.4(b), if the Participant was at least age 60 as of the date of his death, commencing in the month following the Participant's death, and, if the Participant died prior to attaining age 60, commencing in the month following the date Participant would have attained age 60 had the Participant survived; provided that if the Actuarial Equivalent lump sum value of the monthly amount of such pension is more than $3500, payments shall not commence before the Participant would have attained his Normal Retirement Date unless the Participant's surviving spouse consents to receive the benefit before that date in the manner provided in Article 5.6.

                     (b) Surviving Spouse's Pension. The monthly pension payable to the surviving spouse of a Participant who has satisfied the requirements of Article 4.4(a) shall be an amount equal to the amount the spouse would have received, had the Participant had a Termination of Employment on the day of his death or, if earlier, on his actual termination date and commenced to receive a Qualified Joint and Survivor Pension the day before such Surviving Spouse's Pension commences and died the day such pension commences.

               4.5 Reduction for Other Pensions. If a Participant receives a pension from any other pension plan, profit sharing plan, or other retirement or deferred compensation plan other than the Chicago and North Western Railway Company Profit Sharing and Retirement Savings Program (called the Chicago and North Western Transportation Company Profit Sharing and Retirement Savings Program until May 5, 1994) ("Other Plans"), and if the computation of the Participant's Accrued Benefit includes any years of Benefit Service for any years, which years (the "Common Years") are also included in determining the Participant's benefits (or for which the Participant accrued benefits) under such Other Plans, except as otherwise provided by the Company and attached as an exhibit to the Plan, the Participant's Accrued Benefit shall be the Participant's Accrued Benefit, as computed herein, reduced by the lesser of (i) the Actuarial Equivalent of such portions of the Participant's benefits from such other plan as are attributable to the Common Years or (ii) such portions of the Participant's Accrued Benefit under the Plan as are attributable to such Common Years, as determined by the Committee. In determining the amount of reduction for other benefits pursuant to this Article 4.5, a Participant shall be treated as receiving or entitled to receive a benefit under another retirement plan regardless of whether the assets of such Plan are sufficient to provide the benefits specified thereunder.

               4.6 Changes in Railroad Retirement Benefits. Any of the provisions herein to the contrary notwithstanding, if the Primary Railroad Retirement Benefits (computed as of any date as though each Participant had a Termination of Employment on such date) of Participants are decreased by legislation, rules or regulations, each Participant's Accrued Benefit shall remain the amount of the Participant's Accrued Benefit determined on the day immediately preceding such decrease, and such Accrued Benefit shall not thereafter increase unless within 180 days after the effective date of such decrease the Company by action of the Board of Directors shall otherwise elect.

               4.7   Special Early Retirement Benefits.

                     (a) Those Participants listed in Appendix II who have voluntarily retired under the Company's July and August, 1985 Special Early Retirement Incentive Program, who have at least ten (10) years of Vesting Service and who have attained 55 years of age shall receive the Special Early Retirement Benefit as provided in Article 4.7(b).

                     (b) The Special Early Retirement Benefit shall consist of (1) and (2):

                           (1) The greater of the Participant's Accrued Benefit under Article 2.1 or his Special Accrued Benefit as defined in this Article 4.7(b)(1). A Participant's Special Accrued Benefit means a monthly amount payable to a Participant commencing at the time specified in Appendix II in the form of a single life annuity equal to (i) reduced by (ii), (iii) and (iv).

                           (i) 1-1/2% of the Employee's Special Average Monthly Compensation multiplied by the

                           Employee's years of Special Benefit Service (up to a maximum of 40 years) reduced by 1/2 of 1% for each of the first full 60 months that the annuity starting date precedes Normal Retirement Date.

                           (ii)  (I) If the Participant has at least 15
                           years of Vesting Service, 87-1/2% of the Employee's Primary Railroad Retirement Benefit, and (II) if the Participant has less than 15 years of Vesting Service, 87-1/2% of the Participant's Primary Railroad Retirement Benefit multiplied by a fraction, the numerator of which is the Participant's years of Vesting Service and the denominator of which is 15. Furthermore, in the case of a person who commences to receive his Special Early Retirement Benefit after he has attained the age of 60 but has not yet attained the age on which he is eligible to receive his Primary Railroad Retirement Benefit, the amount described in this
                           Article 4.7(b)(1)(ii) shall be equal to the amount described in the preceding sentence reduced by 1/2 of 1% for each of the first full 60 months that the annuity starting dates precedes his Normal Retirement Date and in the case of a person who commences to receive his Special Early Retirement Benefit before he attains the age of 60, the amount described in this Article 4.7(b)(1)(ii) shall be equal to the amount described in the preceding sentence reduced by 1/15th for each of the first five years by which the annuity starting date precedes age 65 and 1/30th for each of the next five years (or portion of a year) by which the annuity starting date precedes age 60.

                           (iii) The Actuarial Equivalent, in the form of an annuity payable to the Participant for life commencing on the Participant's Normal Retirement Date, of the sum of (I) and (II) below, in the case of a Participant who commences to receive his Special Early Retirement Benefit after he has attained the age of 60 but has not yet attained the age on which he is eligible to receive his Primary Railroad Retirement Benefit, reduced by 1/2 of the 1% for each of the first full 60 calendar months that the annuity starting date precedes his Normal Retirement Date and, in the case of a Participant who commences to receive his Special Early Retirement Benefit before he attains the age of 60, reduced by 1/15th for each of the first five years by which the annuity starting date precedes age 65 and 1/30th for each of the next five years (or portion of a year) by which the annuity starting date precedes age 60:

                                 (I)   The vested part of the Employee's
                                 Employer Contribution Account under the
                                 Chicago and North Western Railway Company
                                 Profit Sharing and Retirement Savings
                                 Program (the "Profit Sharing Plan").

                                 (II)  The additional vested amount which
                                 would have been in the Employee's Employer
                                 Contribution Account under the Profit
                                 Sharing Plan had the Employee made
                                 Employee Matched Contributions and
                                 Employee Elected Matched Contributions, as applicable for the Plan Year, to the Profit Sharing Plan in the maximum amount permitted under the Profit Sharing Plan for each year during which he was a Participant, determined by assuming that such additional amounts would have consisted of an amount that was the same percentage of the Participant's Employee Matched Contributions and Employee Elected Matched Contributions, as applicable under the Profit Sharing Plan for each such year as Participants in the Profit Sharing Plan actually received in each such year, plus an amount equal to a participation in earnings, gains and losses for each year equal to the average annual earnings, gains and losses of all assets of the Profit Sharing Plan for each year.


                           (iv) The Actuarial Equivalent, in the form of an annuity payable to the Participant for life commencing on the Participant's Normal Retirement Date, of the vested part of the Participant's Profit Sharing Excess Benefit Account under the Chicago and North Western Transportation Company Excess Benefit Retirement Plan ("Excess Benefit Plan"), in the case of a Participant who commences to receive his Special Early Retirement Benefit after he has attained the age of 60 but has not yet attained the age on which he is eligible to receive his Primary Railroad Retirement Benefit, reduced by 1/2 of the 1% for each of the first full 60 calendar months that the annuity starting date precedes his Normal Retirement Date and, in the case of a Participant who commences to receive his Special Early Retirement Benefit before he attains the age of 60, reduced by 1/15th for each of the first five years by which the annuity starting date precedes age 65 and 1/30th for each of the next five years (or portion of a year) by which the annuity starting date precedes age 60.

                           (v)   The amounts under Articles
                           4.7(b)(1)(iii)(I), 4.7(b)(1)(iii)(II) and
                           4.7(b)(1)(iv) shall be valued as of the
                           Valuation Date or Accounting Date immediately preceding the date of a Participant's Termination of Employment excluding the Participant's share of Employer contributions and Remainders, if any, in the Profit Sharing Plan and the Excess Benefit Plan, for the year in which such termination occurs.

                           (vi)  In the case of a Participant who is
                           married as of the date his Special Early
                           Retirement Benefit is to commence, the benefit provided under Section 4.7(b)(1) shall be paid only if the Participant's spouse shall consent to the Participant's election to receive an early retirement pension in accordance with the provisions of Article 5.6.

                           (2) An annuity paid to each Participant listed in Appendix II who is less than 60 years of age on July 1, 1985, commencing on the date specified in Appendix II in the amount of the Participant's monthly estimated primary railroad retirement benefit payable at the earliest date on which he is eligible to receive his primary railroad retirement benefit commencing on the first day of the calendar month following the Participant's Termination of Employment and ending at the earlier of the end of the calendar month before the month in which the Participant is first eligible to receive his primary railroad retirement benefit or the month of the Participant's death ("Railroad Retirement Supplement").

                     (c)   (1)   A Participant's "Special Average Monthly
                     Compensation" means, if the Participant is less than 60 years of age, the average of the monthly Compensation the Employee would have received for the 60 months prior to the month in which he attained age 60 if he received his actual Compensation for the months before his Termination of Employment and received his rate of pay as of the date of his Termination of Employment for each month between the month of his Termination of Employment and the month in which he attained age 60 and, if the Participant is at least 60 years of age, his Average Monthly Compensation.

                           (2) A Participant's "Special Benefit Service" means, if the Participant is less than 60 years of age, his years of Benefit Service at his Termination of Employment plus the additional years of Benefit Service the Participant would have if he remained an Employee and a Participant until he attained the age of 60 and, if the Participant is at least 60 years of age, his years of Benefit Service; provided that not more than 40 years of Special Benefit Service may be credited to a Participant.

               4.8 No Duplication of Benefits. A person shall not simultaneously receive benefits under more than one of the foregoing Sections of Article IV.

               4.9 Payment of Profit Sharing Plan Benefits. If all or a portion of a vested Member's Net Balance Account under the Chicago and North Western Railway Company Profit Sharing and Retirement Savings Program (called the Chicago and North Western Transportation Company Profit Sharing and Retirement Savings Program until May 5, 1994) is to be paid in the form of a Qualified Joint and Survivor Pension, as defined in subsection
          2.46 thereof (which includes a single life annuity payable to the member for life) or a Surviving Spouse's Pension as defined in subsection 2.54 thereof, the portion of the Member's Net Balance Account to be so paid shall be transferred to the Plan as provided in subsection 5.5 of the Chicago and North Western Railway Company Profit Sharing and Retirement Savings Program (called the Chicago and North Western Transportation Company Profit Sharing and Retirement Savings Program until May 5, 1994). The amount so transferred shall be converted into a benefit in the form of a single life annuity payable to the Participant on the annuity starting date using the mortality assumptions specified in Appendix I Part (a) and the interest rate assumptions specified in Appendix I, Part (b)(i). Any such benefit shall be paid in a form permitted in accordance with the provisions of Article V commencing as of the date of transfer.
          If in accordance with Article 5.1 such benefit is paid in a form other than a single life annuity, the benefit paid shall be the Actuarial Equivalent of such single life annuity determined in accordance with the mortality assumptions specified in Appendix I, Part (a) and the interest rate assumptions specified in Appendix I, Part (b)(iii). If such benefit commences to be paid on a date before the Normal Retirement Date, the amount payable shall be the Actuarial Equivalent of the benefit payable at Normal Retirement Date determined in accordance with the last sentence of Appendix I.


                                      ARTICLE 5.

                       Form and Payment of Retirement Benefits

               5.1 Normal Period of Payment. Retirement Benefits under the Plan shall commence as of the month specified in the applicable provisions in Article IV. Retirement Benefits shall be payable as follows:

                     (a) A Participant who is married on the date on which Retirement Benefits commence shall receive Retirement Benefits in the form of a Qualified Joint and Survivor Pension unless the Participant (in the case of Retirement Benefits which commence after December 31, 1984, with his spouse's consent in accordance with Article 5.6) elects not to receive a Qualified Joint and Survivor Pension in accordance with Article 5.1(a)(ii).

                           (i) A Qualified Joint and Survivor Pension is a monthly pension payable to the Participant for life and, upon the Participant's death, if the Participant's spouse survives the Participant, a monthly pension payable to the Participant's spouse for life equal to 50% of the pension previously payable to the Participant. The amount of such Qualified Joint and Survivor Pension shall be the Actuarial Equivalent of such Participant's Accrued Benefit or Special Accrued Benefit, as applicable.

                           (ii) A Participant to whom Retirement Benefits would be payable in the form of a Qualified Joint and Survivor Pension pursuant to this
                           Article 5.1 shall have the right to waive a Qualified Joint and Survivor Pension by delivering written notice to the Committee (in the case of Retirement Benefits which commence after December 31, 1984, consented to by the Participant's spouse in accordance with
                           Article 5.6) at any time prior to the first day of the calendar month in which his Retirement Benefits initially commence. No less than 30 days and no more than 90 days before the first day of the first month which a benefit is payable as an annuity and in accordance with such regulations as the Secretary of the Treasury may prescribe, the Committee shall provide each Participant with a written explanation of the following:

                                 (A)   the terms and conditions of the
                           Qualified Joint and Survivor Pension,

                                 (B)   the Participant's right to make
                           (within the 90 day period before the annuity starting date) and the effect of an election to waive the Qualified Joint and Survivor Pension,

                                 (C)   in the case of Retirement Benefits
                           which commence after December 31, 1984, the rights of the Participant's spouse to consent to the Participant's election to waive the Qualified Joint and Survivor Pension and the effect of consenting to such waiver, and

                                 (D)   the Participant's right to make, and
                           the effect of, a revocation of an election to waive the Qualified Joint and Survivor Pension.

                     (b) A Participant who is not married on the date on which Retirement Benefits commence or who has elected not to receive a Qualified Joint and Survivor Pension, in the case of Retirement Benefits which commence after December 31, 1984 with the consent of his spouse in accordance with
               Article 5.6 shall receive Retirement Benefits in the form of a monthly pension payable to the Participant during his lifetime, which terminates the month following the Participant's death ("Single Life Annuity").

                     (c) A Participant who is eligible to receive a Railroad Retirement Supplement as provided in Article 4.7(b)(2) shall receive such benefit in the form of (1) a monthly annuity commencing on the date specified in Appendix II and ending at the earlier of the end of the calendar month before the month in which the Participant is first eligible to receive his Primary Railroad Retirement Benefit or the month of the Participant's death and (2) if a Participant dies and is survived by the spouse to whom he was married at the time of his Termination of Employment, such surviving spouse shall be paid a monthly annuity equal to 50% of the monthly amount of the benefit received by the Participant commencing in the first full calendar month after the Participant's death and ending at the earlier of the end of the calendar month before the month in which the Participant, had he survived, would have been eligible to first receive his Primary Railroad Retirement Benefit or the month of the surviving spouse's death.

               5.2 Facility of Payment. All Retirement Benefits shall be paid to the payee either by a check which shall be endorsed personally by the payee or, if the payee makes a written request on a form approved by the Committee, by a deposit in the personal savings or checking account of the payee; provided that if any such payment or deposit shall be made in error or in excess of the amount due, the payee shall be liable to return any such payment or deposit or excessive portion of any payment or deposit. If in the opinion of the Committee, any person to whom benefits are payable is unable to care for his affairs because of illness, accident or other incapacity, any payment due (unless prior claim therefor shall have been made by a duly qualified legal representative) may be paid for his benefit to his spouse, parent, child, brother or sister, or to any other person as the Committee may from time to time determine. If any payment due any person under this Plan is unpaid at the time of the payee's death, the Committee may determine the person equitably entitled thereto to whom the payment shall be made (unless prior claim therefor shall have been made by a duly qualified legal representative prior to distribution). Any such payment under this Article 5.2 shall, to the extent thereof, be a complete discharge of any liability therefor.

               5.3 Effect of Return of Benefit Checks. Each person entitled to benefits under this Plan shall furnish the Committee with the address to which his benefit checks all be mailed. If any benefit check mailed by regular United States mail to the last address appearing on the Committee's records is returned because the addressee is not found at that address, the mailing of benefit checks shall stop. Thereafter, if the Committee in a manner satisfactory to the Committee receives written notice of the proper address of the person entitled to receive such benefit checks and is furnished with evidence satisfactory to the Committee that such person is living, all amounts then due shall be forwarded to such person at such address.

               5.4 Effect of Continuing in or Resuming Employment. A Participant who (a) continues in employment with an Employer after his Normal Retirement Date or (b) is reemployed by an Employer after beginning to receive Retirement Benefits under the Plan, shall, subject to Section 5.5(b), have payment of his Retirement Benefits suspended for each calendar month of such employment or reemployment in which he is paid or entitled to payment for an hour or more of service performed on each of 8 or more days during such month. Any Benefit payments for such month shall not thereafter be payable to such person. A person whose Retirement Benefits are so suspended shall be given notice thereof. If Benefit payments are made to a Participant for a calendar month in which payments should have been suspended hereunder, the amount of such payments may be offset against all or any part of any subsequent payments. However, beginning with the fourth full calendar month following the end of such suspension, such offset shall not exceed 25% of the amount of any payment for any calendar month. If the Employee subsequently retires, the Employee shall commence (or recommence) receiving Retirement Benefits based on his Accrued Benefit, reduced by the Actuarial Equivalent of any Retirement Benefits paid to the Employee prior to Employee's Normal Retirement Date.

               5.5 Commencement of Benefits. Any provision herein to the contrary notwithstanding, upon application for Retirement Benefits in accordance with Article 8.1, payment of Retirement Benefits shall commence not later than the earlier of

                     (a) the sixtieth (60th) day after the latest of the close of the Plan Year in which (1) the Participant reaches Normal Retirement Date, (2) occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or (3) the Participant has a Termination of Employment; or

                     (b)   the Required Beginning Date.

               5.6   Spousal Consents.

                     (a) A valid spouse's consent to the waiver of a Qualified Joint and Survivor Pension shall be:

                           (1) in a writing acknowledging the effect of the consent;

                           (2)   signed by the Participant's spouse and
                     witnessed by a notary public; and

                           (3) effective only for a spouse who gives the consent.

               However, the consent of a Participant's spouse shall not be required if it is established to the satisfaction of a Plan representative that such consent may not be obtained because there is no spouse, or because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

               If the Participant's spouse at the time payment of his Retirement Benefit commences consents to the payments, it shall not be necessary to obtain the consent of any subsequent spouse of the Participant to the continuance of such payments.

                     (b) To the extent provided in any Qualified Domestic Relations Order (as defined in Section 414(p) of the Internal Revenue Code) if married to the Participant for at least one year, the former spouse of a Participant shall be treated as the surviving spouse of such Participant for purposes of receiving a Qualified Joint and Survivor Pension and for providing a valid consent in accordance with this
               Article 5.6.

               5.7   Eligible Rollover Distributions.

                     (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover; provided, however, that an eligible rollover distribution of less than $200 shall not be eligible for a direct rollover.

                     (b)   Definitions.

                                 (i)   "Eligible rollover distribution":
                     An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includible in gross income.

                                 (ii)  "Eligible retirement plan":  An
                     eligible retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code, or a qualified trust described in Section 401(a) of the Internal Revenue Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                                 (iii) "Distributee":  A distributee
                     includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
                     Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.

                                 (iv)  "Direct rollover":  A direct
                     rollover is a distribution by the Plan made payable to the trustee of the eligible retirement plan specified by the distributee.


               5.8 Deduction of Taxes from Amounts Payable and Mandatory Withholding on Certain Eligible Rollover Distributions.

                           (a) The Trustee may deduct from the amount to be distributed such amount as the Trustee, in its sole discretion, deems proper to protect the Trustee and the Trust against liability for the payment of death, succession, inheritance, income, or other taxes, and out of the money so deducted, the Trustee may discharge any such liability and pay the amount remaining to the Participant, the Beneficiary or the deceased Participant's estate, as the case may be.

                           (b)   In the case of an Eligible Rollover
                     Distribution that is subject to the income tax withholding of Section 3405(c) of the Code, if property (other than employer securities) is distributed and the cash in the distribution is not sufficient to satisfy the withholding obligation, the Plan Administrator can sell the property or receive cash from the Participant in amounts sufficient to pay the withholding.

                           (c) The Administrator will not be liable for failing to withhold on an Eligible Rollover Distribution that is not in fact paid to an Eligible Retirement Plan if the Administrator reasonably relied on adequate information provided by the Participant who elected the direct rollover. For purposes of the foregoing provision, adequate information includes the name of the recipient plan, a representation that the recipient plan is an Eligible Retirement Plan, and any other information necessary to accomplish the direct rollover by the means selected for delivery.

                                      ARTICLE 6.

                                    Plan Financing

               6.1 Funding Policy. The Committee shall establish and direct the implementation of a funding policy and method for the Plan which shall be consistent with the objectives of the Plan and with the Minimum Funding Standards established under Section 412 of the Internal Revenue Code. The Committee may in its discretion rely upon the advice of the Actuary in establishing and carrying out a funding policy and method.

               6.2 Contributions. Each Employer shall make contributions to the Trust Fund to fund benefits of the Plan for its Employees in such amounts and at such times as the Committee determines, in accordance with the funding policy and method of the Plan, shall be made not later than the due date for the Employer's United States income tax return (including extensions) for the year for which such contribution is made. No contributions shall be made under the Plan by any Participant. All Employer Contributions are expressly conditioned upon the qualification of the Plan under Section 401(a) of the Internal Revenue Code and upon the deductibility of such contributions by the Employer under
          Section 404 of the Internal Revenue Code.

               6.3 Forfeitures. Forfeitures of benefits under the Plan arising for any reason shall be applied to reduce the cost of the Plan under the funding policy and method of the Plan and shall not increase the benefits under the Plan otherwise payable to Participants.

               6.4 Exclusive Benefit of Participants. All Employer Contributions under the Plan shall be paid to the Trustee and deposited in the Trust Fund and shall be held, managed and distributed solely in the interest of the Participants and Beneficiaries for the exclusive purpose of (1) providing benefits to Participants and Beneficiaries and (2) defraying reasonable administrative expenses of the Plan and the Trust, to the extent such expenses are not paid by the Employers, provided that:

                     (a) If, and to the extent, deduction for an Employer Contribution under Section 404 of the Internal Revenue Code is disallowed, Employer Contributions conditioned upon deductibility shall be returned to the Employer within one year after the disallowance of the deduction;

                     (b) If, and to the extent, an Employer Contribution is made through mistake of fact, such Employer Contribution shall be returned to the Employer within one year of the payment of the contribution; and

                     (c) If any amounts remain in the Trust Fund after termination of the Plan and satisfying all liabilities of the Plan to Participants, Pensioners and Beneficiaries, such amounts shall be distributed to the Employers in such amounts as the Committee in its sole discretion shall determine.

               6.5 Benefits Payable Only From Trust Fund. All Benefits provided by this Plan shall be paid solely out of the Trust Fund, and neither any Employer nor any agent or representative of an Employer shall be liable in any manner for any such benefits.


                                      ARTICLE 7.

                                    Administration

               7.1 Board of Directors Duties. The Board of Directors shall have overall responsibility for the establishment, amendment, termination, administration and operation of the Plan and the investment of its assets, which responsibility it shall discharge:

                     (a) by the appointment and removal (with or without cause) of

                           (1) the members of the Committee, to which is delegated the overall responsibility for the interpretation, administration and operation of the Plan;

                           (2)   the Trustee, to which is delegated the
                     responsibility for the investment and safekeeping of the assets of the Plan, except to the extent such responsibility is delegated to one or more Investment Managers; and

                           (3) if and to the extent it deems appropriate, one or more Investment Managers to whom it may delegate responsibility for the investment of all or any part of the assets of the Plan; and

                     (b) by establishing and communicating to the Trustee and any Investment Managers investment objectives and guidelines, periodically reviewing and monitoring the performance of the Committee, Trustee and any Investment Managers.

               7.2 Committee Membership. The Committee shall consist of not less than three members, who shall be appointed by the Board of Directors. They shall remain in office at the will of the Board of Directors, and the Board of Directors may from time to time remove any of said members with or without cause and shall appoint their successors. The Committee shall have the general responsibility for the administration of the Plan and for carrying out its provisions, and shall be the Plan Administrator.

               7.3 Committee Structure. Each member of the Committee shall be an officer or Employee of an Employer hereunder. Each person upon becoming a member of the Committee, shall file an acceptance thereof in writing with the secretary of the Company and the secretary of the Committee. Any member of the Committee may resign by delivering his written resignation to the secretary of the Company and the secretary of the Committee, and such resignation shall become effective upon the date specified therein. In the event of a vacancy in membership, the remaining members shall constitute the Committee with full power to act until said vacancy is filled.

               7.4 Committee Actions. The action of the Committee shall be determined by the vote or other affirmative expression of a majority of its members. The Committee shall choose a chairman who shall be a member of the Committee and a secretary who may (but need not) be a member of the Committee. The secretary shall keep a record of all meetings and acts of the Committee and shall have custody of all records and documents pertaining to its operations. Either the chairman or the secretary may execute any certificate or other written direction on behalf of the Committee.

               7.5 Committee Duties. The Committee on behalf of the Participants, Pensioners and all other Beneficiaries of the Plan and Trust shall enforce the Plan in accordance with the terms of the Plan and the Trust Agreement and shall have all powers necessary to accomplish that purpose, including but not by way of limitation, the following:

                     (a) To issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

                     (b)   To construe and interpret the Plan and Trust
               Agreement;

                     (c) To determine all questions arising in its administration, including those relating to the eligibility of persons to become Participants; the rights of Participants, Pensioners and their Beneficiaries, and Employer Contributions; the amount and manner of accruals and distribution of benefits hereunder; and its decision thereon shall be final and binding upon all persons hereunder;

                     (d) To compute and certify to the Trustee the amount and kind of benefits payable to Participants, Pensioners or their Beneficiaries;

                     (e) To authorize all disbursements of the Trustee from the Trust Fund;

                     (f)   To employ and suitably compensate such
               actuaries, accountants and attorneys (who may but need not be the actuaries, accountants or attorneys of the Company), other persons to render advice and clerical employees as it may deem necessary to the performance of its duties;

                     (g) To communicate the Plan and its eligibility requirements to the Employees and to notify Employees when they become eligible to participate; and

                     (h) To make available to Participants upon request, for examination during business hours, such records as pertain exclusively to the examining Participant.

               7.6 Committee Liability. The Committee and the members thereof shall be free from all liability, joint or several, for their acts as members of such Committee, except to the extent that they may have been guilty of willful misconduct, except as otherwise required by federal law.

               7.7 Committee Bonding. The members of the Committee shall serve without bond (except as otherwise required by federal law) and without compensation for their service as such, but all expenses of the Committee shall be paid by the Trust except to the extent paid by the Employers.

               7.8   Allocations and Delegations of Responsibility.

                     (a) The Board of Directors and the Committee shall have the authority to delegate from time to time, by instrument in writing filed in its minute books, all or any part of its responsibilities under the Plan to such person or persons as it may deem advisable (and may authorize such person, upon receiving the written consent of the Board of Directors or the Committee, to delegate such responsibilities to such other person or persons as the Board of Directors or the Committee shall authorize), and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibility shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board of Directors or the Committee. An Employer, the Board of Directors and the Committee shall not be liable for any acts or omissions of any such delegate. The delegate shall periodically report to the Board of

               Directors or the Committee concerning the discharge of the delegated responsibilities.

                     (b) The Board of Directors and Committee shall have the authority to allocate from time to time, by instrument in writing filed in its minute books, any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board of Directors or the Committee. An Employer, the Board of Directors and the Committee shall not be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall periodically report to the Board of Directors or the Committee concerning the discharge of the allocated responsibilities.

               7.9 Information to Be Supplied by Employers. Employers shall provide the Committee or its delegate with such information as it shall from time to time need in the discharge of its duties.

               7.10 Validity of Records. The regularly kept records of the Committee, Company and any Employer shall be conclusive evidence of the Vesting Service and Benefit Service of an Employee, his Compensation, his age, his status as an Employee, the amount of his benefits under the Chicago and North Western Railway Company Profit Sharing and Retirement Savings Program (called the Chicago and North Western Transportation Company Profit Sharing and Retirement Savings Program until May 5, 1994) determined under Article 2.1(c) and 4.7(b)(1)(iii) hereof and all other matters contained therein applicable to this Plan provided that an Employee may request a correction in the records of his age at any time prior to retirement, and such correction shall be made if within 90 days after such request he furnishes his support thereof -- birth certificate, baptismal certificate, or other documentary proof of age -- satisfactory to the Committee.

               7.11 Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

               7.12 Company as Agent. The Company and/or the Committee shall act as agent for each Employer in the administration of the Plan.

               7.13 Fiduciary as Participant. A fiduciary who is also a Participant or a Beneficiary shall receive any benefit to which he may be entitled as a Participant or Beneficiary in the Plan so long as such benefit is computed and paid on a basis that is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries.

               7.14 Fiduciary Responsibility. If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B, Part 4:

                     (a) in relying on a Participant's election to waive a Qualified Joint and Survivor Annuity or a revocation of such an election or in determining that the Participant's spouse has consented to a waiver or that the consent of the Participant's spouse may not be obtained because there is no spouse, the spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to such consent, revocation or determination, the Plan and its fiduciaries shall have no further liability.

                     (b) in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order, or, during any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), in segregating in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order, in paying the amounts segregated or held in escrow to the person entitled thereto if within 18 months the domestic relations order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, in paying such amounts to the person entitled thereto if there had been no order, if within 18 months the domestic relations order is determined not to be qualified or if the issue is not resolved within 18 months and in prospectively applying a domestic relations order which is determined to be qualified after the close of the 18-month period, then the obligation of the Plan and its fiduciaries to the Participant and each alternate payee shall be discharged to the extent of any payment made pursuant to such acts.



                                      ARTICLE 8.

                                   Claims Procedure

               8.1 Initial Claim for Benefits. Each Participant, Pensioner or other Beneficiary (a "Claimant") may submit his claim for benefits to the Committee (or to such other person or persons as may be designated by the Committee) in writing in such form as is provided or approved by the Committee. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under Articles 8.1 and 8.2.

                     When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the Claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred eighty (180) days after the date on which the claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain (1) the specific reasons for the denial, (2) references to pertinent plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (4) the Claimant's rights to seek review of the denial.

               8.2 Review of Claim Denial. If a claim is denied, in whole or in part, the Claimant shall have the right to request that the Committee review the denial, provided that the Claimant files a written request for review with the Committee within sixty (60) days after the date on which the Claimant received written notification of the denial. A Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Committee. Within sixty (60) days after a request for review is received, the review shall be made and Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty
          (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures described in Articles 8.1 and 8.2, such Claimant shall have no right to review and shall have no right to bring an action in any court and the denial of the claim shall become final and binding on all persons for all purposes.



                                      ARTICLE 9.

                                Trustee and Trust Fund

               9.1 Trust Agreement. The Company has entered into a Trust Agreement providing for the administration of the Chicago and North Western Railway Company Supplemental Pension Trust (called the Chicago and North Western Transportation Company Supplemental Pension Trust until May 5, 1994). Said Trust Agreement as from time to time amended shall continue in force and shall be deemed to form a part of this Plan, and any and all rights or benefits which may accrue to any person under this Plan shall be subject to all the terms and provisions of the said Trust Agreement.

               9.2 Selection of Trustee. As provided in the Trust Agreement, the Board of Directors shall have the power to remove the Trustee and to appoint a successor Trustee.

               9.3 Trustee's Duties. The powers, duties and responsibilities of the Trustee shall be as stated in the Trust Agreement, and nothing contained in this Plan either expressly or by implication shall be deemed to impose any additional powers, duties or responsibilities upon the Trustee. All Employer Contributions shall be paid into the Trust and all benefits payable under the Plan shall be paid from the Trust. No Employer shall have any rights or claims of any nature in or to the assets of the Trust Fund except the right to require the Trustee to hold, use, apply and pay such assets, in accordance with the directions of the Committee, for the exclusive benefit of the Participants and their Beneficiaries, except as otherwise provided in Article 6.4.

               9.4 Trust Income. The net income derived from the Trust shall be accumulated and shall from time to time be invested as a part of the Trust Fund.

               9.5 Expenses. All clerical, legal and other expenses of the Plan and the Trust and Trustee's fees shall be paid by the Trust except to the extent paid by the Employers.

               9.6 Trust Entity. The Trust under this Plan from its inception shall be a separate entity aside and apart from Employers or their assets. The Trust and the corpus and income thereof shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of any Employer.

                                     ARTICLE 10.

                                 Affiliated Companies

               10.1 Procedure for Adoption. Any Affiliated Company may, by resolution of such Affiliated Company's board of directors, adopt the Plan for the benefit of its employees upon authorization of such action by the Board of Directors subject to such terms and conditions (including but not limited to terms and conditions concerning Vesting Service, Benefit Service, and amount of Retirement Benefits) as may be imposed by the Board of Directors.

               10.2 Termination by Affiliated Company. Any Affiliated Company may, by resolution of the board of directors of such Affiliated Company, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate the Plan as to such Affiliated Company. If any Affiliated Company shall terminate the Plan as to itself, the portion of the Trust Fund attributable to the Employees of such Affiliated Company shall be determined on the basis of records of contributions, benefit payments, expenses and similar items, maintained by or on behalf of the Company and/or the Committee (or such other means as the Committee, with the advice of the Actuary, shall deem appropriate), and such portion of the Trust Fund shall be distributed to such Affiliated Company's Pensioners, surviving spouses of such Affiliated Company's Employees, such Affiliated Company's Employees and former Employees (other than Employees whose employment is transferred to an Employer, or to another Affiliated Company), as provided in Articles 11.2 and 11.3 with respect to termination of the Plan by the Company.



                                     ARTICLE 11.

                              Amendment and Termination

               11.1 Amendments. The Company, by resolution of the Board of Directors, may amend, modify, change, revise or discontinue this Plan at any time; provided, however, (a) that no amendment shall increase the duties or liabilities of the Trustee, or the Committee, without their written consent; (b) that no amendment shall have the effect of vesting in any Employer any interest in any funds, securities or other property subject to the terms of this Plan and the Trust Agreement; (c) that no amendment shall authorize or permit at any time any part of the corpus or income of the Trust Fund to be used or diverted to purposes other than for the exclusive benefit of participants and their Beneficiaries; (d) that, except as provided in Article 11.3, no amendment shall have any retroactive effect as to deprive any

          Participant or Beneficiary of any benefit already accrued or, except to the extent permitted in regulations and rulings issued by the Secretary of the Treasury, to eliminate with respect to a benefit already accrued an optional form of benefit; provided that no amendment made in conformance to provisions of the Internal Revenue Code, or any other statute relating to employees' trusts, or any official regulations or ruling issued pursuant thereto, shall be considered prejudicial to the rights of any Participant or Beneficiary.

               11.2 Termination. It is the expectation of the Company that it will continue the Plan and the payment of contributions hereunder indefinitely, but the continuation of the Plan and the payment of the Employer Contributions hereunder is not assumed as a contractual obligation of the Company or any other Employer; and the right is reserved by the Company or any other Employer at any time to reduce, suspend or discontinue its contributions hereunder, provided, however, that the Employer Contributions for any Plan Year accrued or determined prior to the end of said year shall not after the end of said year be retroactively reduced, suspended or discontinued.

               11.3 Disposition of Fund on Termination. Subject to the provisions of Section 13.8, upon termination of the Plan, the Trust Fund shall be liquidated by making provisions (if not already so provided) for payments, after providing for the expenses of the Plan and Trust Fund, to the extent the assets in the Trust Fund are sufficient therefor, in the order of precedence established under ERISA Section 4044.

               11.4  Disposition Medium.  The allocations referred to in
          Article 11.3 may be implemented through the continuance of the Trust Fund, through a new Trust Fund, or through the purchase of insurance company annuity contracts, or by a combination of these media.



                                     ARTICLE 12.

                                 Top Heavy Provisions

               12.1 Application. The definitions in Article 12.2 shall apply under this Article XII and the special rules in Article
          12.3 shall apply, notwithstanding any other provisions of the Plan, for any Plan Year in which the Plan is a Top Heavy Plan and for such other Plan Years as may be specified herein. Anything in this Article XII to the contrary notwithstanding, if a multiple employer plan as described in Internal Revenue Code
          Section 413(c), the provisions of this Article XII shall be applied separately to each Employer (taken with the businesses which are Commonly Controlled Entities with that Employer) taking account of benefits under the plan provided to employees of the Employer or Commonly Controlled Entity because of service with that Employer or Commonly Controlled Entity.

               12.2 Special Top Heavy Definitions. The following special definitions shall apply under this Article XII:

                     (a) "Aggregation Group" means the group of plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless the inclusion of Related Plans in the Permissive Aggregation Group would prevent the Plan from being a Top Heavy Plan, in which case "Aggregation Group" means the group of plans consisting of the Plan and each other Related Plan in a Permissive Aggregation Group with the Plan.

                           (1) "Mandatory Aggregation Group" means each plan (considering the Plan and Related Plans) that, during the Plan Year that contains the Determination Date or any of the four preceding Plan Years,

                                 (A)   had a Participant who was a Key
                           Employee, or

                                 (B)   was necessary to be considered with
                           a plan in which a Key Employee participated in order to enable the plan in which the Key Employee participated to meet the requirements of Section 401(a)(4) or Section 410 of the Internal Revenue Code.

                     If the Plan is not described in (A) or (B) above, it shall not be part of a Mandatory Aggregation Group.

                           (2) "Permissive Aggregation Group" means the group of plans consisting of (A) the plans, if any, in a Mandatory Aggregation Group with the Plan and
                     (B) any other Related Plan that, when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Internal Revenue Code. A Related Plan in (B) of the preceding sentence may include a simplified employee pension plan, as defined in Internal Revenue Code Section 408(k), and a collectively bargained plan, if when considered as a part of the Aggregation Group such plan does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and
                     Section 410 of the Internal Revenue Code considering, if the plan is a multiemployer plan as described in Internal Revenue Code Section 414(f) or a multiple employer plan as described in Section 413(c), benefits under the plan only to the extent provided to employees of the employer because of service with the employer and, if the plan is a simplified employee pension plan, only the employer's contribution to the plan.

                     (b) "Determination Date" means, with respect to a plan year, the last day of the preceding plan year. If the Plan is aggregated with other plans in the Aggregation Group, the Determination Date for each other plan shall be, with respect to any plan year, the Determination Date for each such other plan which falls in the same calendar year as the Determination Date for the Plan.

                     (c) "Highest Average Monthly Compensation" means one sixtieth of a person's Compensation for a period consisting of his sixty (60) consecutive calendar months in which his Compensation was the highest preceding the date he ceases to be an Employee. For purposes of this Section, a calendar month ending on or next preceding the date a person ceases to be an Employee and a calendar month beginning on or next following the date such person becomes an Employee shall be treated as consecutive. If a person has less than sixty
               (60) consecutive calendar months of Compensation, Highest Average Monthly Compensation shall mean the sum of the person's Compensation divided by the number of months of employment for which the person was compensated.

                     (d) "Key Employee" means, for the Plan Year containing the Determination Date, any person or the beneficiary of any person who is an Employee or former Employee of an Employer or a Commonly Controlled Entity as determined under Internal Revenue Code Section 416(i) and who, at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years (the "Measurement Period"), is a person described in paragraph (1), (2), (3) or (4), subject to paragraph (5).

                           (1)   An officer of the Employer or Commonly
                     Controlled Entity who:

                                 (A)   in any Measurement Period, in the
                           case of a Plan Year beginning after December 31, 1983, is an officer during the Plan Year and has annual Compensation for the Plan Year in an amount greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of Internal Revenue Code for the calendar year in which such Plan Year ends ($30,000 in 1984, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Internal Revenue Code); and

                                 (B)   in any Measurement Period, in the
                           case of a Plan Year beginning on or before December 31, 1983, is an officer during the Plan Year, regardless of his Compensation (except to the extent that applicable law, regulations and rulings indicate that the fifty percent (50%) requirement set forth in subparagraph (A) above is applicable).

                     No more than a total of fifty (50) persons (or, if lesser, the greater of three (3) persons or ten percent (10%) of all persons or beneficiaries of persons who are employees or former employees) shall be treated as Key Employees under this paragraph (1) for any Measurement Period. In the case of an Employer or Commonly Controlled Entity which is not a corporation:

                                       (i)   in any Measurement Period, in
                                 the case of a Plan Year beginning on or
                                 before February 28, 1985 no persons shall be treated as Key Employees under this paragraph (1); and

                                       (ii)  in any Measurement Period, in
                                 the case of a Plan Year beginning after
                                 February 28, 1985, the term "officer" as used in this subsection (d) shall include administrative executives as described in
                                 Section 1.416-1(T-13) of the Treasury
                                 Regulations.

                           (2)   One (1) of the ten (10) persons who,
                     during a Plan Year in the Measurement Period:

                                 (A)   have annual Compensation from the
                           Employer or a Commonly Controlled Entity for such Plan Year greater than the amount in effect under Section 415(c)(1)(A) of the Internal Revenue Code for the calendar year in which such Plan Year ends ($30,000 in 1984, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Internal Revenue Code); and

                                 (B)   own (or are considered as owning
                           within the meaning of Internal Revenue Code

                           Section 318) in such Plan Year, the largest percentage interests in the Employer or a Commonly Controlled Entity, in such Plan Year, provided that no person shall be treated as a Key Employee under this paragraph unless he owns more than one-half percent (1/2%) interest in the Employer or a Commonly Controlled Entity.

                     No more than a total of ten (10) persons or beneficiaries of persons who are employees or former employees shall be treated as Key Employees under this paragraph (2) for any Measurement Period.

                           (3)   A person who, for a Plan Year in the
                     Measurement Period, is a more than five percent (5%) owner (or is considered as owning more than five percent (5%) within the meaning of Internal Revenue Code Section 318) of the Employer or a Commonly Controlled Entity.

                           (4)   A person, who, for a Plan Year in the
                     Measurement Period, is a more than one percent (1%) owner (or is considered as owning more than one percent (1%) within the meaning of Internal Revenue Code Section 318) of the Employer or a Commonly Controlled Entity and has an annual Compensation for such Plan Year from the Employer and Commonly Controlled Entities of more than $150,000.

                           (5)   If the number of persons who meet the
                     requirements to be treated as Key Employees under paragraph (1) or (2) exceed the limitation on the number of Key Employees to be counted under paragraph (1) or (2), those persons with the highest annual Compensation in a Plan Year in the Measurement Period for which the requirements are met and who are within the limitation on the number of Key Employees will be treated as Key Employees.

                     If the requirements of paragraph (1) or (2) are met by a person in more than one (1) Plan Year in the Measurement Period, each person will be counted only once under paragraph (1) or (2):

                                 (C)   under paragraph (1), the Plan Year
                           in the Measurement Period in which a person who was an officer and had the highest annual Compensation shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence;

                                 (D)   under paragraph (2), the Plan Year
                           in the Measurement Period in which the ownership percentage interest is the greatest shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence.

                     Notwithstanding the above provisions of paragraph (5), a person may be counted in determining the limitation under both paragraphs (1) and (2). In determining the sum of the Present Value of Accrued Benefits for Key Employees under subsection (1) of this Section, the Present Value of Accrued Benefits for any person shall be counted only once.

                     (e) "Non-Key Employee" means a person with an accrued benefit or account balance in the Plan or any Related Plan during the Measurement Period who is not a Key Employee, and any beneficiary of such a person.

                     (f) "Present Value of Accrued Benefits" means for any Plan Year an amount equal to the sum of (1), (2), and
               (3), subject to (4), for each person who, in the Plan Year containing the Determination Date was a Key Employee or a Non-Key Employee:

                           (1) The sum of the actuarial present values of a person's accrued benefits under this Plan and each Related Defined Benefit Plan in the Aggregation Group, expressed as a benefit commencing at Normal Retirement Date (or the person's attained age, if later) determined based on the following actuarial assumptions:

                                 (A)   Interest rate 5%; and

                                 (B)   Mortality:  1984 Unisex Pension
                           Table;

                     and determined in accordance with Internal Revenue Code Section 416(g). The present value of an accrued benefit for any person who is employed by an employer maintaining a plan on the Determination Date is determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date, provided however that:

                                 (C)   for the first plan year of the plan,
                           the present value for an employee is determined as if the employee had a Termination of Employment (i) on the Determination Date or
                           (ii) on such valuation date but taking into account the estimated accrued benefit as of the Determination Date; and

                                 (D)   for the second and subsequent plan
                           years of the plan, the accrued benefit taken into account for an employee is not less than the accrued benefit taken into account for the first plan year unless the difference is attributable to using an estimate of the accrued benefit as of the Determination Date for the first plan year and using the actual accrued benefit as of the Determination Date for the second plan year.

                     For purposes of this paragraph (1), the valuation date is the valuation date used by the plan for computing plan costs for minimum funding, regardless of whether a valuation is performed that year.

                           If the plan provides for a nonproportional
                     subsidy as described in Treasury Regulations Section 1.416-1 (T-26), the present value of accrued benefits shall be determined taking into account the value of nonproportional subsidized early retirement benefits and nonproportional subsidized benefit options.

                           (2) The value of a person's accrued benefit under each Related Defined Contribution Plan in the Aggregation Group, determined as of the valuation date coincident with or immediately preceding the Determination Date, adjusted for contributions due as of the Determination Date, as follows:

                                 (A)   in the case of a plan not subject to
                           the minimum funding requirements of Internal
                           Revenue Code Section 412, by including the amount of any contributions actually made after the valuation date but on or before the Determination Date, and, in the first plan year of a plan, by including contributions made after the Determination Date that are allocated as of a date in that first plan year; and

                                 (B)   in the case of a plan that is
                           subject to the minimum funding requirements, by including the amount of any contributions that would be allocated as of a date not later than the Determination Date, plus adjustments to those amounts as required under applicable rulings, even though those amounts are not yet required to be contributed or allocated (e.g., because they have been waived) and by including the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Internal Revenue Code Section 412(c)(10).

                           (3) The aggregate value of amounts distributed during the plan year that includes the Determination Date or any of the four preceding plan years, including amounts distributed under a terminated plan which, if it had not been terminated, would have been in the Aggregation Group.

                           (4)   The following rules shall apply in
                     determining the Present Value of Accrued Benefits:

                                 (A)   Amounts attributable to qualified
                           voluntary employee contributions, as defined in
                           Section 219(e) of the Internal Revenue Code, shall be excluded.

                                 (B)   In computing the Present Value of
                           Accrued Benefits with respect to rollovers or plan-to-plan transfers, the following rules shall be applied to determine whether amounts which have been distributed during the 5-year period ending on the Determination Date from or accepted into this Plan or any plan in the Aggregation Group shall be included in determining the Present Value of Accrued
                           Benefits:

                                 (i)   Unrelated Transfers accepted into
                                 the Plan or any plan in the Aggregation
                                 Group after December 31, 1983, shall not be included.

                                 (ii)  Unrelated Transfers accepted on or
                                 before December 31, 1983, and all Related
                                 Transfers accepted at any time into the
                                 Plan or any plan in the Aggregation Group shall be included.

                                 (iii) Unrelated Transfers made from the
                                 Plan or any plan in the Aggregation Group shall be included.

                                 (iv)  Related Transfers made from the Plan
                                 or any plan in the Aggregation Group shall not be included (but shall be counted by the accepting plan).

                                 (C)   The Accrued Benefit of any
                           individual who has not received any Compensation from an Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date shall be excluded.

                     (g) "Related Plan" means any other defined benefit plan or a defined contribution plan (as defined in Section 415(k) of the Internal Revenue Code) maintained by an Employer or a Commonly Controlled Entity, respectively called a "Related Defined Benefit Plan" and a "Related Defined Contribution Plan".

                     (h) "Related Transfer" means a rollover or a plan-to-plan transfer which is either not initiated by the Employee or is made between plans each of which is maintained by a Commonly Controlled Entity.

                     (i) A "Top Heavy Aggregation Group" exists in any Plan Year for which, as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group; provided that, for purposes of determining the sum of Present Value of Accrued Benefits for all employees, there shall be excluded the Present Value of Accrued Benefits of any Non-Key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date. For purposes of applying the special rules herein with respect to a Super Top Heavy Plan, a Top Heavy Aggregation Group will also constitute a "Super Top Heavy Aggregation Group" if in any Plan Year as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds ninety percent (90%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group.

                     (j) "Top Heavy Benefit Service" means the number of Plan Years in which an Employee is a Participant and in which he completes 1,000 Hours of Service excluding:

                           (1)   Plan Years commencing before January 1,
                     1984;

                           (2) Plan Years in which the Plan is not a Top Heavy Plan;

                           (3)   If the Employee does not have any
                     nonforfeitable interest in his Accrued Benefit, years of Top Heavy Benefit Service before any period of consecutive One-Year Breaks in Service if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of

                                 (A)   five (5) consecutive One-Year Breaks
                           in Service, or

                                 (B)   the aggregate number of Plan Years
                           during which the Participant had 1,000 Hours of Service before the consecutive One-Year Breaks in Service;

                           (4)   any years of Top Heavy Benefit Service
                     earned before a One-Year Break in Service until the Employee has completed one Year of Eligibility Service following the One-Year Break in Service;

                           (5)   for purposes of determining a
                     Participant's years of Top Heavy Benefit Service before a period of five consecutive One-Year Breaks in Service and a Termination of Employment, Years of Top Heavy Benefit Service after the period of five consecutive One-Year Breaks in Service; and

                           (6)   periods of Parental Leave.

                     (k) "Top Heavy Plan" means the Plan in any Plan Year in which (1) either a Key Employee is a Participant or the Plan is a member of a Mandatory Aggregation Group, and
               (2) the Plan is a member of a Top Heavy Aggregation Group. For purposes of applying the rules herein with respect to a Super Top Heavy Plan, a Top Heavy Plan will also constitute a "Super Top Heavy Plan" if the Plan in any Plan Year is a member of a Super Top Heavy Aggregation Group, including a Super Top Heavy Aggregation Group consisting solely of the Plan.

                     (l) "Unrelated Transfer" means a rollover or a plan-to-plan transfer which is both initiated by the Employee and (1) made from a plan maintained by a Commonly Controlled Entity to a plan maintained by an employer which is not a Commonly Controlled Entity or (2) made to a plan maintained by a Commonly Controlled Entity from a plan maintained by an employer which is not a Commonly Controlled Entity.

               12.3 Special Top Heavy Provisions. For each Plan Year in which the Plan is a Top Heavy Plan, the following rules shall apply, except that the special provisions of this Article 12.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employees if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and the Employer or Employers:

                     (a) Minimum Benefits. For the first Plan Year in which the Plan is a Top Heavy Plan and for every Plan Year thereafter, regardless of whether the Plan is a Top Heavy Plan, the Accrued Benefit of each Participant who is a Non-Key Employee shall be a monthly amount payable for life beginning at the earlier of (i) the Participant's Normal Retirement Date or, if later, the Participant's Termination of Employment, or (ii) the date the Participant reaches age 65 or, if later, the date of his third (3rd) anniversary in the plan in an amount equal to the greater of:

                           (1)   the Actuarial Equivalent of such
                     Participant's monthly benefit determined under
                     Article 2.1 (or under Section 4.7(b), if greater), or

                           (2)   the lesser of (A) or (B), reduced by (C):

                                 (A)   20% of the Participant's Highest
                           Average Monthly Compensation, or

                                 (B)   the sum of:

                                       (i)   the Actuarial Equivalent of
                                 such Participant's monthly benefit
                                 determined under Section 2.1 (or under
                                 Section 4.7(b), if greater) as though he had a Termination of Service on the last day of the Plan Year ("Last Pre-Top Heavy Year") immediately preceding the Plan Year in which the Plan first became a Top Heavy Plan, plus

                                       (ii)  the product of the positive
                                 difference, if any, between

                                             (I)  20% of such Participant's
                                       Highest Average Monthly
                                       Compensation, and

                                             (II) the Actuarial Equivalent
                                       of such Participant's monthly
                                       benefit determined under Section 2.1
                                       (or under Section 4.7(b), if
                                       greater) as though he had a
                                       Termination of Service on the last
                                       day of the Last Pre-Top Heavy Year;

                                 multiplied by a fraction, the numerator of which is such Participant's years of Top Heavy Benefit Service (not in excess of
                                 10), and the denominator of which is 10.

                                 (C)   the Actuarial Equivalent in the form
                           of an annuity payable to the Participant for life commencing on the Participant's Normal Retirement Date of the amount in the Employee's Employer Contribution General Account and Employer Matching Contribution Account under the Chicago and North Western Railway Company Profit Sharing and Retirement Savings Program.

                           (3)   For purposes of determining whether a
                     Non-Key Employee is a Participant entitled to the minimum benefit described in this paragraph (a), a Non-Key Employee will be treated as a Participant even if he is not otherwise a Participant or entitled to an accrual under the Plan because:

                                 (A)   he is not employed on a specified
                           date,

                                 (B)   he is excluded from participation in
                           the Plan (or accrues no benefit) merely because his compensation is less than a stated amount, or

                                 (C)   he is excluded from participation in
                           the Plan (or accrues no benefit) merely because of a failure to make mandatory employee contributions.

                     (b) Vesting. For each Plan Year in which the Plan is a Top Heavy Plan and for each Plan Year thereafter, the vested right of a Participant who has at least one hour of service after the Plan becomes a Top Heavy Plan to a percentage of his Accrued Benefit (to the extent the Accrued Benefit had not been forfeited prior to the Plan's becoming a Top Heavy Plan) shall be determined under the following table:

                        Years of Continuous          Vested
                              Service              Percentage

                        Less than 3                     0%
                        3 or more                       100%

                     (c)   Limitations.  In computing the limitations under
               Article 13.8 hereof for years in which the Plan is a Top

               Heavy Plan, the special rules of Section 416(h) of the Internal Revenue Code shall be applied in accordance with applicable regulations and rulings so that, in determining the denominator of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, at each place at which "1.25" would have been used, "1.00" shall be substituted and in determining the numerator of the transition fraction described in Section 415(e)(6)(B) of the Internal Revenue Code by substituting $41,500 for $51,875, unless the Plan is not a Super Top Heavy Plan and the special requirements of Section 416(h)(2) of the Internal Revenue Code have been satisfied.

                     (d)   Transition Rule for a Top Heavy Plan.
               Notwithstanding the provisions of Article 12.3(c), for each Plan Year in which the Plan is a Top Heavy Plan and in which the Plan does not meet the special requirements of Section 416(h)(2) of the Internal Revenue Code in order to use 1.25 in the denominator of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the employer before the plans became Top Heavy Plans and if such Participant's Combined Fraction exceeds 1.00 because of accruals and additions that were made before the plans became Top Heavy Plans, a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be needed to make the Employee's Combined Fraction equal to
               1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or annual additions under any Top Heavy Plans until the Participant's Combined Fraction is not greater than 1.00 when a factor of 1.00 is used in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction. Any provisions herein to the contrary notwithstanding, if the Plan is a Top Heavy Plan and the Plan does not meet the special requirements of
               Section 416(h)(2) of the Internal Revenue Code in order to use 1.25 in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, there shall be no further accruals under the Plan for a Participant whose Combined Fraction is greater than 1.00 when a factor of 1.00 is used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, until such time as the Participant's Combined Fraction is not greater than 1.00.

                     (e) Transition Rule for a Super Top Heavy Plan. Notwithstanding the provisions of Article 12.3(c) and 12.3(d), for each Plan Year in which the Plan is a Super Top Heavy Plan, (1) if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the employer before the plans became Super Top Heavy Plans, and (2) if such Participant's Combined Fraction exceeds 1.00 because of accruals and additions that were made before the plans became Super Top Heavy Plans and if immediately before the plans became Super Top Heavy Plans the Combined Fraction as then computed did not exceed 1.00, then a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be needed to make the Employee's Combined Fraction equal to 1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or annual additions under any Super Top Heavy Plans until the Participant's Combined Fraction is not greater than 1.00 when a factor of 1.00 is used in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction. Any provisions herein to the contrary notwithstanding, if the Plan is a Super Top Heavy Plan, there shall be no further accruals under the Plan for a Participant whose Combined Fraction is greater than 1.00 when a factor of 1.00 is used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction until the Participant's Combined Fraction is not greater than 1.00.

                     (f) Terminated Plan. If the Plan becomes a Top Heavy Plan after it has formally been terminated, has ceased crediting service for benefit accruals and vesting and has been or is distributing all plan assets to participants and their Beneficiaries as soon as administratively feasible, or if a terminated plan has distributed all benefits of participants and their beneficiaries, the provisions of
               Article 12.3 shall not apply to the Plan.

                     (g) Frozen Plans. If the Plan becomes a Top Heavy Plan after benefit accruals have ceased but all assets have not been distributed to participants or their beneficiaries, the provisions of Article 12.3 shall apply to the Plan.

                     (h) Actuarial Increase of Suspended Top Heavy Benefits. If benefit payments are suspended hereunder pursuant to Article 5.4 on account of continuation in or resumption of employment after a person's Normal Retirement Date or after his benefit payments have begun, then upon resumption of benefit payments, the amount of such person's Top Heavy Benefits shall be increased to the Actuarial Equivalent of such Top Heavy Benefits determined as of the date benefit payments resume. For purposes of the preceding sentence, "Top Heavy Benefits" means the amount described in
               Article 12.3(a)(2).

                                     ARTICLE 13.

                               Miscellaneous Provisions

               13.1 Non-Alienation of Benefits. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal processes, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit, nor any fund which may be established for the payment of such benefits, shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits.

               Notwithstanding the foregoing provisions of Article 13.1, the Trustee, in accordance with the Committee's directions,

                     (a) shall comply with an order entered on or after January 1, 1985 determined by the Committee to be a Qualified Domestic Relations Order as provided in Article 13.2,

                     (b) shall comply with a domestic relations order entered before January 1, 1985 if benefits are already being paid under such order, and

                     (c) may treat an order entered before January 1, 1985 as a Qualified Domestic Relations Order even if it does not meet the requirements of Article 13.2.

               13.2  Qualified Domestic Relations Order.

                     (a) "Qualified Domestic Relations Order" means any judgement, decree, or order (including approval of a property settlement agreement):

                           (1) which is made pursuant to a state domestic relations law (including a community property law),

                           (2) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant,

                           (3) which creates or recognizes the existence of an alternate payee's right to receive all or a portion of the Participant's Accrued Benefit under the Plan, and

                     (b) A domestic relations order can be a Qualified Domestic Relations Order only if such order clearly specifies:

                           (1)   the name and the last known mailing
                     address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order,

                           (2)   the amount or percentage of the
                     Participant's Accrued Benefit to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

                           (3) the number of payments or period to which such order applies, and

                           (4)   each Plan to which such order applies.

                     (c) A domestic relations order can be a Qualified Domestic Relations Order only if such order does not:

                           (1) require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

                           (2)   require the Plan to provide increased
                     benefits (determined on the basis of actuarial value), or

                           (3)   require the payment of benefits to an
                     alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

                     A Participant's total retirement benefits from
               Railroad Retirement benefits and Company retirement plans are assured by this Plan as this Plan provides benefits in the amount (if any) necessary when added to the sum of
               (i) the Participant's benefits under the Profit Sharing Plan described in Article 2.1(c) ("Profit Sharing Benefit") and
               (ii) the portion of the Employee's Primary Railroad Retirement Benefit designated in Section 2.1(b) hereof to the amount specified in Article 2.1(a). Therefore, if the Participant's Profit Sharing Benefit as specified in 2.1(c) increases more rapidly than the amount of the total retirement benefit as specified in Article 2.1(a), the dollar amount of the Retirement Benefits hereunder would diminish. Consequently, for a domestic relations court order not to increase the actuarial value of a Participant's benefits in accordance with Section 13.2(c)(2), the order would either have to be expressed as a percent of the

               Participant's final Retirement Benefits under this Plan or, if expressed as a dollar amount, would have to be subject to the provision that such amount be not greater than 100% of the Participant's Retirement Benefits determined as of the date such benefits commence to be paid to the Participant. Moreover, since for the foregoing reasons the amount of a Participant's Retirement Benefits cannot be determined until his benefit has commenced or his Normal Retirement Date, whichever occurs first, an order purporting to direct payment of benefits to an alternate payee prior to such date could result in requiring benefits to be paid in excess of the actuarial value of the Participant's Retirement Benefits because the amount of the Participant's Retirement Benefits may decrease until such date.

                     (d) In the case of any payment before a Participant has had a Termination of Employment, a domestic relations order shall not be treated as failing to meet the requirements of Article 13.2(c)(1) solely because such order requires that payment of benefits be made to an alternate payee:

                           (1)   on or after the date on which the
                     Participant attains (or would have attained) 60 years of age.

                           (2) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement), and

                           (3) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a Qualified Joint and Survivor Annuity with respect to the alternate payee and his or her subsequent spouse).

                     (e) To the extent provided in any Qualified Domestic Relations Order the former spouse of a Participant shall be treated as the surviving spouse of such Participant for the purposes of consenting to the Participant's waiver of a Surviving Spouse's Pension or a Qualified Joint and Survivor Annuity.

               13.3 No Contract of Employment. Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any Employee or as creating a right of any Employee to be continued in the employment of any Employer.

               13.4 Termination of Employment on Retirement. When an Employee is retired, his employment relationship shall be terminated, and his right to benefits shall be determined by the terms of this Plan.

               13.5 Limitation on Vesting. No person shall have any vested right to benefits under this Plan until all of the applicable requirements for such benefits set forth in Article IV have been fulfilled, and then any such rights shall be subject to the limitation of Article 6.5.

               13.6 No Duplication of Benefit. No benefits shall be paid to any person under more than one provision of this Plan for the same period of time.

               13.7 Temporary Limitations on Retirement Benefits Payable to Highly Compensated Participants.

                     (a) For Plan Years beginning prior to January 1, 1994, any provision of the Plan to the contrary notwithstanding, benefits and distributions under the Plan shall be subject to the limitations imposed under this section 13.7(a).

                           (1) If a Participant was among the 25 highest paid employees of the employer on the latest of
                     (1) July 1, 1979, (2) the effective date of the commencement of such employer's participation in the Plan or (3) the date of the most recent amendment to the Plan which substantially increased Retirement Benefits (the latest of which shall hereafter be referred to as the "Limitation Date") and if the Participant's anticipated annual Retirement Benefits from Employer Contributions exceed $1,500, except as otherwise provided in subparagraphs (c), (d) and (e), the Participant's Retirement Benefits shall be limited as provided in subparagraph (b) if:

                                 (i)   the Plan is terminated within ten
                           years after the Limitation Date, or

                                 (ii)  the Retirement Benefits of a
                           Participant become payable within such ten-year period.

                           If subparagraph (ii) above is applicable, the
                     restrictions shall remain in effect until the later of the expiration of the ten-year period or the date on which the full current costs have been funded.

                           (2)   If a Participant is subject to the
                     provisions of this Section, the Retirement Benefits payable to him shall not exceed the Retirement Benefits which can be provided from the greatest of the following:

                                 (i)   The Employer Contributions (or funds
                           attributable thereto) which would have been applied to provide Retirement Benefits for the Participant if the Plan had not been amended on the Limitation Date and had continued without change;

                                 (ii)  $20,000; or,

                                 (iii) The sum of (A) the Employer
                           Contributions (or funds attributable thereto) which would have been applied to provide benefits for the Participant if the Plan had been terminated on the day before the Limitation Date (if applicable) and (B) an amount computed by multiplying the number of years for which the current costs of the Plan have been met after the Limitation Date by 20% of the first $50,000 of the Participant's average annual compensation during his last 5 years of employment;

                     provided, however, that the following limitations will apply if they are greater than the applicable amounts in Articles 13.7(b)(2) and 13.7(b)(3):

                           (i)   in the case of a Participant who is a
                           substantial owner described in ERISA Section
                           4022(b)(5), the present value of the benefit guaranteed for such Participant under ERISA
                           Section 4022, if the Plan has terminated, or the present value of the benefit that would be guaranteed, if the Plan terminates on the date the benefit commences, determined in accordance with regulations of the PBGC; or

                           (ii)  in the case of a Participant subject to
                           Article 13.7(a) who is not a substantial owner described in ERISA Section 4022(b)(5), the present value of the maximum benefit described in ERISA Section 4022(b)(3)(B) (determined on the date the Plan terminates or on the date benefits commence, whichever is earlier, and determined in accordance with regulations of the PBGC without regard to any other limitations in ERISA Section 4022).

                           (3)   The limitations described above may be
                     exceeded for the purpose of making current payments of

                     Retirement Benefits to retired Participants who would otherwise be subject to such restrictions, provided that:

                                 (i)   The contributions which may be used
                           for any such retired Participant in accordance with the restrictions heretofore indicated are applied to provide either a level amount of pension in an optional form of benefit not greater in amount than the level amount of pension under the basic form of benefit,

                                 (ii)  the pension thus provided is
                           supplemented by monthly payments to the extent necessary to provide the full pension in the basic form called for by the Plan, and

                                 (iii) such supplemental payments are made
                           only if (A) the full current costs of the Plan have been met or (B) the aggregate of such supplemental payments for all such retired Participants does not exceed the aggregate Employer Contributions already made under the Plan in the year then current.

                           (4)   The limitations in this Article shall
                     automatically become inoperative and of no effect upon a ruling by the Internal Revenue Service that they are not required.

                           (5) If regulations are issued modifying the limitations described in this Article, the Plan shall be amended in a timely fashion to incorporate such modified regulations; and prior to such amendment, the Plan shall be administered in accordance with the modified regulations.

                     (b) For Plan Years beginning on or after January 1, 1994 any provision of the Plan to the contrary notwithstanding, benefits and distributions under the Plan shall be subject to the limitations imposed under this
               Section 13.7(b).

                           (1)   Definitions.  The following special
                           definitions apply under this Section 13.7(b):

                                 (i)   "Benefit Payments," for purposes of
                                 Section 13.7(b)(2) and (3), include loans in excess of the amounts set forth in
                                 Section 72(p)(2)(A) of the Internal
                                 Revenue Code, any periodic income, any
                                 withdrawal values payable to a living

                                 Employee or former Employee, and death
                                 benefits not provided for by insurance on the Employee's or former Employee's life.

                                 (ii)   "Highly Compensated Participant"
                                 means an Employee or a former Employee who is one of the 25 Highly Compensated Employees with the greatest Compensation in the current or any prior Plan Year.

                           (2)   Restriction on Benefits of Highly
                     Compensated Employees Upon Plan Termination. In the event that the Plan is terminated, the Benefit Payments to any Participant who is a Highly Compensated Employee shall be limited to Benefit Payments that are nondiscriminatory under Section 401(a)(4) of the Internal Revenue Code.

                           (3) Restrictions on Distributions to Highly Compensated Participants. The annual payments to a Highly Compensated Participant shall not exceed an amount equal to the payments that would be made on behalf of the Highly Compensated Participant under a single life annuity that is the Actuarial Equivalent of the sum of the Highly Compensated Participant's Accrued Benefit and the Highly Compensated Participant's other benefits under the Plan. The limitation imposed under this Section 13.7(b)(3) shall not apply, however, if

                                 (i)   after payment to a Highly
                           Compensated Participant of all Benefit Payments, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities (as defined in Section 412(1)(7) of the Internal Revenue Code),

                                 (ii)  the value of the Benefit Payments
                           for a Highly Compensated Participant is less than 1 percent of the value of current liabilities (as defined in Section 412(1)(7) of the Internal Revenue Code) before distribution, or

                                 (iii) the present value of the Highly
                           Compensated Participant's vested Accrued Benefit does not exceed $3,500 and is distributed without the consent of the Participant or his spouse in accordance with Section 13.10.

               13.8 Maximum Pensions. Any provisions of the Plan to the contrary notwithstanding, a Participant's Retirement Benefits, when expressed as a yearly pension, shall not exceed the Participant's Maximum Annual Benefit. For purposes of this
          Section 13.8, Maximum Annual Benefit shall mean the lesser of $90,000 (for 1984) or 100% of the Participant's average annual Compensation for the Participant's highest three consecutive calendar years reduced by the annual pension, if any, payable to the Participant under any other defined benefit plan maintained by the Employer (or any Commonly Controlled Entity) to the extent attributable to contributions by the Employer (or any Commonly Controlled Entity), subject to the following:

                     (a) If the form of Retirement Benefits payable to a Participant is other than a Straight Life Annuity, and if the contingent annuitant is not the Participant's spouse, the Participant's Annual Retirement Benefits shall not exceed the Actuarial Equivalent of the Maximum Annual Benefit.

                     (b) If at the time Retirement Benefits commence the Participant has not attained the social security retirement age, the Maximum Annual Benefit shall be reduced to the Actuarial Equivalent of the Maximum Annual Benefit commencing at the social security retirement age.

                     (c) If the Participant has fewer than ten years of participation in the Plan at retirement, the Maximum Annual Benefit shall be multiplied by a fraction, of which the numerator is his years of participation in the Plan and the denominator is 10.

                     (d) If the Participant's Retirement Benefits begin after the social security retirement age, the Maximum Annual Benefit shall be increased so that it is the Actuarial Equivalent of the Maximum Annual Benefit at the social security retirement age.

                     (e) The $90,000 (for 1984) component of the Maximum Annual Benefit shall be increased as permitted by applicable governmental regulations and rulings to reflect cost-of-living adjustments.

                     (f) The term, "social security retirement age" as used in Article 13.8 means the age used as the retirement age under section 216(l) of the Social Security Act applied without regard to the age increase factor and as if the early retirement age under section 216(l)(2) of such Act were 62.

                     (g)   Notwithstanding the foregoing provisions of
               Article 13.8, if a Participant was a Participant before January 1, 1983 and if such Participant's Accrued Benefit as of the last day of the preceding Plan Year under the Plan exceeds the limitation stated in the first paragraph of
               Article 13.8, then the limitation under Article 13.8 with respect to such Participant shall be equal to the Participant's Accrued Benefit as of the last day of the preceding Plan Year.

                     (h) If a Participant is also a participant in any defined contribution plan of the Employer (or any Commonly Controlled Entity), and if the sum of the Participant's Defined Benefit Plan Fraction (as defined in Article 13.8(f)(1)) and the Participant's Defined Contribution Plan Fraction (as defined in Article 13.8(f)(2)) exceeds 1.0 (such sum called the "Combination Fraction"), the Participant's Maximum Annual Benefit shall be reduced to the extent necessary to reduce such sum to 1.0.

                           (1)   The "Defined Benefit Plan Fraction"
                     applicable to a Participant for any Plan Year is a fraction, the numerator of which is the sum of the Projected Annual Benefit of the Participant (as defined in Section 12.2(g)) under all of the Related Defined Benefit Plans in which he participates (determined as of the close of the Plan Year) and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the maximum dollar limitation on a Participant's Projected Annual Benefit if the Plan provided the maximum benefit allowable under Section 415(b) of the Code for such Plan Year, or (ii) the product of 1.4 multiplied by 100% of the Participant's Highest Average Compensation.

                           Notwithstanding the above, if the Participant
                     was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 1.25 multiplied by the sum of the annual benefits under such plans which the Participant had accrued as of December 31, 1982. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 as in effect at the end of the 1982 limitation year.

                           (2) The "Defined Contribution Plan Fraction" applicable to a Participant for any Plan Year is a fraction, the numerator of which is the sum of the Participant's annual additions as of the close of such Plan Year for that Plan Year and for all prior Plan years under all of the Related Plans (as defined in Section 12.2(g)) in which he participates, and the denominator of which is the sum of the lesser of the following amounts (determined for such Plan Year and for each prior Plan Year of service with the Employer or any Commonly Controlled Entity regardless of whether a plan was in existence during those years):
                     (i) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for the Plan Year (determined without regard to the special dollar limitation for employee stock ownership plans), or (ii) the product of 1.4 multiplied by twenty-five percent of the Participant's Compensation for the Plan Year. An amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (such amount not to exceed such numerator), consistent with regulations prescribed by the Secretary of the Treasury, so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction does not exceed 1.0 for the last Plan Year of the Plan beginning before January 1, 1983.

                           (i)   Definitions

                           (1) "Highest Average Compensation" means the average of a Participant's highest compensation for three consecutive Plan Years (determined as of the close of the Plan Year) of employment with the employer (or the actual number of years of employment for those Participants who are employed for less than three consecutive years with the employer).

                           (2)   "Projected Annual Benefit" means the
                     annual benefit a Participant would receive from employer contributions under a defined benefit plan, adjusted, in the case of any benefit payable in a form other than a single life annuity or a qualified joint and survivor annuity, to the actuarial equivalent of a single life annuity, assuming (i) the Participant continued employment until reaching the plan's Normal Retirement Date (or his current age, if later),
                     (ii) his compensation remained unchanged and (iii) all other relevant factors used to determine benefits under the plan remained constant in the future.

               13.9 Limitation on Liability. No Employer nor any agent or representative of any Employer who is an employee, officer or director of an Employer in any manner guarantees the Trust Fund against loss or depreciation, and to the extent not prohibited by federal law, none of them shall be liable (except for his own gross negligence or willful misconduct) for any act or failure to act done or omitted in good faith with respect to the Plan. No Employer shall be responsible for any act or failure to act of any Trustee appointed to administer the Trust Fund.

               13.10 Small Pensions. If the lump sum Actuarial Equivalent of the monthly amount of benefits payable hereunder to any Pensioner or surviving spouse is not greater than $3,500, the Committee may in its discretion direct that such benefits be paid in the form of a lump sum notwithstanding any provisions of the Plan to the contrary.

               13.11 Company Merger. In the event that any successor corporation to the Company, by merger, consolidation, purchase or otherwise, shall elect to adopt the Plan, such successor corporation shall be substituted hereunder for the Company upon filing in writing with the Trustee its election so to do.

               13.12 Plan Merger. The Plan shall not merge or consolidate with, or transfer any assets or liabilities to any other plan, unless each Participant would receive a benefit immediately after the merger, consolidation or transfer (if the Plan were then terminated) which is equal to or greater than the benefit he would have been entitled to immediately before the merger, consolidation or transfer (if the Plan were terminated).

               13.13 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

               13.14 Headings. The headings of articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

               13.15 Uniform and Non-Discriminatory Treatment. Any discretion exercisable hereunder by the Company, an Employer, or the Committee shall be exercised in a uniform and nondiscriminatory manner.

                                             CHICAGO AND NORTH WESTERN
                                             RAILWAY COMPANY


                                             By       /s/ R. F. Ard
                                                      Vice President
          ATTEST

                                             Corporate Seal)

          /s/ Robin Bourne-Caris
          Secretary

                                             Date    December 30, 1994

                                      APPENDIX I


          For purposes of determining the Actuarial Equivalent under
          Article 2.2 of the Plan, the mortality basis and interest rate used shall be the following:

               (a) Mortality Basis: The mortality Table used shall be the UP-1984 Table without adjustment.

               (b) Interest Rate: The interest rate used shall be determined in accordance with (i), (ii), or (iii) below:

                     (i) For purposes of determining the Actuarial Equivalent under Article 2.1(c), 2.1(d), 2.1(e) or 4.5 during a calendar year, the interest rate used shall be the sum of the November 30 yield to maturity for the Lehman Brothers Kuhn Loeb, Long Term Government Agency Bond Index (hereinafter called the "index") for the three preceding calendar years divided by three with the results rounded to the nearest quarter of a percent. In the event that the index is not in existence as of November 30 of any calendar year, the November 30 twenty-year yield series for the Treasury Constant Maturity Yield Series shall be substituted for the index for all years used in the determination of the interest rate under this subparagraph (i). If neither such index is or was in existence for a sufficient period of time to permit a determination of the above described three preceding calendar year average rate of interest, such average rate of interest shall be based upon the United States Long Term Treasury Bonds with more than a 10 year maturity. For the purposes of determining Actuarial Equivalent under Article 4.5, the interest rate shall be determined and applied as of the date on which a person receives or commences to receive benefits under an Other Plan, as defined in Article 4.5.

                     (ii) For purposes of determining the lump sum Actuarial Equivalent under Article 13.10, the interest rate used shall be the interest rate which would be used (as of the date of distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination.

                     (iii) Except as otherwise provided in Article XII and
                           Section 13.8, for all other Plan purposes, the interest rate shall be 8%.

          Notwithstanding the above provisions, for purposes of determining the benefit payable under Article 4.2 upon Termination of Employment, the Actuarial Equivalent shall be the Accrued Benefit reduced by l/2 of l% for each full month that the benefit commencement date precedes Normal Retirement Date.

          For purposes of determining the benefit payable under
          Article 4.9, the Actuarial Equivalent shall be the Accrued Benefit reduced by 1/2 of 1% for each full month that the +benefit commencement date precedes Normal Retirement Date to the first full month after the Member attains age 55 and further reduced for each full month that the benefit commencement date precedes the first full month after the Member attains age 55 using the mortality assumptions specified in Part (a) above and the interest rate assumptions specified in Part(b)(ii) above.
          For purposes of determining the benefit payable under
          Article 4.9, the Actuarial Equivalent shall be the Accrued Benefit reduced by 1/2 of 1% for each full month that the benefit commencement date precedes Normal Retirement Date to the first full month after the Member attains age 55 and further reduced for each full month that the benefit commencement date precedes the first full month after which the Member attains age 55 using the mortality assumptions specified in Part (a) above and the interest rate assumptions specified in Part(b)(iii) above.

























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